Exhibit 99.1
FOURTH QUARTER 2010
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for FTE. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as the capital ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 32 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
- Traditional lending and deposit taking, investments, insurance services, financial planning, trust services, asset management, cash management, and health savings accounts

- Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

- First lien mortgage originations through regional banking channels
Capital Markets
- Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

- Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate

- Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

- Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
- Wind-down businesses that include:
- National commercial and consumer lending loan portfolios

- Trust preferred loan portfolio

- Legacy mortgage servicing
- Exited businesses (such as national mortgage banking and institutional equity research) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2010 Significant Items
(Millions)

Segment	Item	Income Statement	Amount	Comments
N/A	TARP repayment	Preferred stock dividends	$(53.3)	Amortization of the remaining discount related to the TARP preferred shares as a result of repayment in Q4.

Corporate	Sale of Visa shares	Noninterest income: Securities gains/(losses), net	$14.8	Gain on sale of a portion of Visa Class B stock.

Corporate	Reduction of Visa contingent liability	Noninterest expense: Other	$8.0	Reversal of a portion of the contingent liability for certain Visa legal matters.

Corporate	Restructuring, Repositioning, and Efficiency Initiatives	Various	$(5.4)	Includes $3.1 million associated with approved branch closures and $2.3 million of severance costs.
(Fourth Quarter 2010 vs. Third Quarter 2010)

Asset Quality
-	Allowance as a percentage of loans ratio decreased to 396 basis points from 422 basis points in prior quarter
-	Reflects $55.1 million net allowance decrease in current quarter
-	Provision expense decreased to $45.0 million in fourth quarter compared to $50.0 million in third quarter
-	Annualized net charge-offs were 238 basis points of average loans, an improvement from 263 basis points in prior quarter
-	Net charge-offs were $100.1 million in fourth quarter compared to $111.4 million in prior quarter
-	NPAs decreased 9 percent from prior quarter; NPA ratio decreased to 448 basis points from 500 basis points
-	NPAs in the regional bank commercial portfolio also improved
-	NPAs continued to benefit from the wind-down of the non-strategic construction loan portfolios
-	Volatility experienced in nonperforming commercial loans as anticipated
-	Troubled debt restructurings (“TDRs”) were $339 million at the end of fourth quarter compared with $300 million in prior quarter
-	Commercial Portfolio:
-	Reserve decrease in C&I primarily due to continued improvement in the portfolio; bank-related and TRUPS remain stressed, but stabilizing
-	Continued stress in Income CRE portfolio, however performance moderating as reserve levels decreased from prior quarter
-	Reduction of Residential CRE portfolio continues as balances declined 18% from prior quarter
-	Consumer Portfolio:
-	Performance of the home equity portfolio stabilized as balances continue to slowly decline
-	The permanent mortgage portfolio’s performance stabilized
-	Asset quality trends improved due to recognition of approximately $175 million of first lien mortgage loans from called securitization trusts
-	Trusts included mortgage loans from 2002 and 2003 vintages
-	Portfolio has become more seasoned as aging typically results in improved credit trends
Capital and Liquidity
-	Completed common stock offering of 26.3 million shares generating net proceeds of $263.1 million
-	Repurchased $866.5 million TARP preferred shares

-	Net income available to common shareholders affected by $63.2 million of preferred stock dividends in fourth quarter
-	$53.3 million of amortization to accrete remaining discounted book value up to face value
-	Includes $49.6 million attributable to acceleration of initial discount amortization as result of TARP repayment
-	$9.9 million effect of pro-rated quarterly cash dividend
-	Quarterly stock dividend paid January 1, 2011
-	Current ratios strong (estimated based on period-end balances)
-	8.93% for tangible common equity to tangible assets
-	13.96% for Tier 1
-	18.61% for Total Capital
-	11.51% for Tier 1 Common
-	Completed $500 million senior debt offering in fourth quarter
-	Fixed rate note of 5.375% swapped to floating
Taxes
-	Approximately $9 million positive quarterly effect from permanent tax credits

PERFORMANCE HIGHLIGHTS (continued)

(Fourth Quarter 2010 vs. Third Quarter 2010 unless noted otherwise)

Regional Banking
-	Net interest margin expanded to 5.23% from 5.15% in prior quarter
-	Increase reflects interest income recognized on previously nonaccruing loans, an increase in commercial loan fees, and improved commercial loan spreads
-	Noninterest income decreased slightly to $76.7 million from $77.5 million in prior quarter
-	Linked-quarter decline is primarily the result of a gain on student loan sale recognized in third quarter
-	Partially offset by rise in mortgage origination income from refinance activity
-	Provision expense decreased to $2.0 million from $10.3 million
-	Decline in provision primarily due to improvement in the C&I loan portfolio
Capital Markets
-	Fixed income revenues decreased to $86.1 million in fourth quarter from $106.9 million in prior quarter
-	Fixed income average daily revenue (ADR) of $1.4 million in fourth quarter, down from $1.7 million in prior quarter
-	Other product revenues were $8.5 million in fourth quarter compared to $7.2 million in prior quarter
-	Noninterest expense decreased slightly to $76.8 million from $79.5 million in the prior quarter
-	Variable compensation costs decreased due to lower fixed income revenues; somewhat offset by higher legal and professional fees
Corporate
-	Net interest income/(expense) improved slightly from last quarter to a loss of $2.1 million
-	NII and NIM impacted by declining yields on the investment portfolio and balance sheet mix
-	Noninterest income (including securities gains) increased to $26.1 million from $7.9 million in the third quarter
-	Favorably affected by $14.8 million gain from the sale of 440,000 Class B shares of Visa, Inc.
-	Increase attributable to $2.0 million of death benefits received from bank-owned life insurance (BOLI)
-	Income from deferred compensation plans increased $1.2 million which was more than offset by an increase in deferred compensation expense
-	Noninterest expense was relatively flat at $19.4 million from $19.5 million in prior quarter
-	Favorably affected by an $8.0 million reversal of the contingent liability for certain Visa legal matters
-	A $1.1 million franchise tax adjustment associated with TARP repayment positively affected noninterest expense in fourth quarter
-	Restructuring charges were $5.4 million in fourth quarter
-	Included $3.1 million in asset impairments related to approved branch closures and $2.3 million of severance
-	Deferred compensation expense increased $1.6 million from prior quarter
Non-Strategic
-	Net interest income declined $4.2 million to $33.2 million in fourth quarter
-	Provision expense increased $3.3 million to $43.0 million
-	Noninterest income decreased to $13.4 million from $51.7 million in prior quarter due to a decline in mortgage banking income
-	Positive net hedging results decreased to $7.0 million from $31.8 million in the prior quarter
-	Servicing fees declined $4.2 million to $17.1 million as a result of a reduction in the size of the mortgage servicing portfolio
-	Mortgage banking income affected by negative fair value adjustment to the mortgage warehouse of $4.1 million in fourth quarter
-	Prior quarter mortgage warehouse adjustment was favorable $3.5 million
-	Noninterest expense decreased to $79.0 million in third quarter from $87.1 million in prior quarter
-	Provisioning for repurchase and foreclosure losses was $44.2 million in fourth quarter compared to $48.7 million in prior quarter
-	Pipeline inflow was $262.9 million in the fourth quarter, increasing the ending pipeline to $534.2 million
-	The pipeline represents active investor claims and mortgage insurance (MI) cancellation notices under review
-	Excludes MI cancellation notices that have been reviewed and the MI coverage has been lost
-	For purposes of estimating loss, MI cancellation notices where coverage has been lost are also contemplated
-	Loss severities continue to range between 50% and 60% with rescission rates averaging between 40% and 50%
Consolidated
-	Net loss available to common shareholders was $48.7 million in fourth quarter compared to net income of $15.9 million in prior quarter
-	Diluted loss per share was $.20 per share compared with diluted earnings per share of $.07 in third quarter
-	2010 (full year) net loss available to common shareholders improved to $57.8 million from a net loss of $329.4 million in 2009
-	Diluted loss per share for 2010 was $.25 compared with a diluted loss per share of $1.41 in 2009

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands, rounded)	4Q10	3Q10	2Q10	1Q10	4Q09

By Income Statement Impact
Noninterest income
Mortgage banking	$—	$—	$(1,500)	$—	$600
Losses on divestitures	—	—	—	—	(9,200)
Noninterest expense
Employee compensation, incentives, and benefits	2,300	800	(600)	600	1,400
Legal and professional fees	—	—	—	100	600
Occupancy	—	—	900	100	1,700
Goodwill impairment	—	—	—	—	2,300
All other expense	3,100	300	(1,400)	200	16,300

Total loss before income taxes	(5,400)	(1,100)	(400)	(1,000)	(30,900)
Income/(loss) from discontinued operations (a)	—	—	800	(10,100)	(300)

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$(5,400)	$(1,100)	$400	$(11,100)	$(31,200)

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Primarily includes goodwill impairment, severance, and other charges related to the exit of the institutional equity research business.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						4Q10 Change vs.
(Dollars in thousands, except per share data)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Income Statement Highlights
Net interest income	$182,236	$186,143	$182,064	$180,395	$189,894	(2)%	(4)%
Noninterest income	195,269	251,140	248,160	250,201	247,108	(22)%	(21)%
Securities gains/(losses), net	15,681	(2,928)	75	(1,906)	(911)	NM	NM

Total revenue	393,186	434,355	430,299	428,690	436,091	(9)%	(10)%

Noninterest expense	334,837	347,550	342,041	342,705	390,356	(4)%	(14)%
Provision for loan losses	45,000	50,000	70,000	105,000	135,000	(10)%	(67)%

Income/(loss) before income taxes	13,349	36,805	18,258	(19,015)	(89,265)	(64)%	NM
Provision/(benefit) for income taxes	(3,959)	3,095	(1,826)	(16,393)	(38,111)	NM	90%

Income/(loss) from continuing operations	17,308	33,710	20,084	(2,622)	(51,154)	(49)%	NM
Income/(loss) from discontinued operations, net of tax	—	—	394	(7,271)	(1,690)	NM	NM

Net income/(loss)	17,308	33,710	20,478	(9,893)	(52,844)	(49)%	NM

Net income attributable to noncontrolling interest	2,840	2,875	2,844	2,844	2,839	(1)%	*

Net income/(loss) attributable to controlling interest	14,468	30,835	17,634	(12,737)	(55,683)	(53)%	NM
Preferred stock dividends	63,154	14,960	14,938	14,918	14,897	NM	NM

Net income/(loss) available to common shareholders	$(48,686)	$15,875	$2,696	$(27,655)	$(70,580)	NM	31%

Common Stock Data
Diluted EPS from continuing operations (a)	$(0.20)	$0.07	$0.01	$(0.09)	$(0.29)	NM	31%
Diluted EPS (a)	(0.20)	0.07	0.01	(0.12)	(0.30)	NM	32%
Diluted shares (a)	239,095	238,867	240,968	234,469	234,458	*	2%
Period-end shares outstanding (a)	263,366	237,061	236,840	236,585	236,098	11%	12%
Stock dividend rate declared per share	1.8122%	1.6567%	1.2896%	1.4561%	1.4971%

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted — $.8 billion)	$16,782,572	$17,059,489	$17,154,050	$17,484,224	$18,123,884	(2)%	(7)%
Total deposits (Restricted — $1.2 million)	15,208,231	14,975,920	15,201,816	15,069,700	14,867,215	2%	2%
Total assets (Restricted — $.7 billion)	24,698,952	25,384,181	26,254,226	25,923,576	26,068,678	(3)%	(5)%
Total liabilities (Restricted — $.8 billion)	22,020,947	22,077,293	22,966,993	22,652,634	22,766,210	*	(3)%
Total equity	2,678,005	3,306,888	3,287,233	3,270,942	3,302,468	(19)%	(19)%

Asset Quality Highlights
Allowance for loan losses (Restricted — $47.5 million)	$664,799	$719,899	$781,269	$844,060	$896,914	(8)%	(26)%
Allowance / period-end loans	3.96%	4.22%	4.55%	4.83%	4.95%
Net charge-offs	$100,100	$111,370	$132,791	$182,432	$182,851	(10)%	(45)%
Net charge-offs (annualized) / average loans	2.38%	2.63%	3.10%	4.13%	4.00%
Non-performing assets (NPA)	$836,502	$919,242	$899,802	$1,041,214	$1,051,393	(9)%	(20)%
NPA % (b)	4.48%	5.00%	4.92%	5.63%	5.56%

Key Ratios & Other
Return on average assets (annualized) (c)	0.27%	0.52%	0.32%	(0.16)%	(0.79)%
Return on average common equity (annualized) (d)	(8.59)%	2.86%	0.49%	(5.10)%	(12.25)%
Net interest margin (e) (f)	3.18%	3.23%	3.19%	3.18%	3.19%
Fee income to total revenue	50%	58%	58%	58%	57%
Efficiency ratio (g)	88.70%	79.48%	79.50%	79.59%	89.33%
Book value per common share	$9.05	$9.28	$9.23	$9.18	$9.35
Tangible book value per common share (f)	$8.31	$8.45	$8.39	$8.34	$8.49
Adjusted tangible common equity to risk weighted assets (f)	10.62%	9.55%	9.21%	9.09%	9.06%
FTE employees	5,435	5,506	5,531	5,503	5,731	(1)%	(5)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Shares restated for stock dividends distributed through January 1, 2011.

(b)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(c)	Calculated using net income.

(d)	Calculated using net income available to common shareholders.

(e)	Net interest margin is computed using total net interest income adjusted for FTE.

(f)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Interest income	$217,260	$223,165	$220,365	$219,496	$230,991	(3)%	(6)%
Less: interest expense	35,024	37,022	38,301	39,101	41,097	(5)%	(15)%

Net interest income	182,236	186,143	182,064	180,395	189,894	(2)%	(4)%
Provision for loan losses	45,000	50,000	70,000	105,000	135,000	(10)%	(67)%

Net interest income after provision for loan losses	137,236	136,143	112,064	75,395	54,894	1%	NM

Noninterest income:
Capital markets	94,573	114,014	100,876	114,571	117,966	(17)%	(20)%
Mortgage banking	16,057	53,122	63,301	34,884	45,007	(70)%	(64)%
Deposit transactions and cash management	35,142	34,911	39,018	35,767	41,176	1%	(15)%
Trust services and investment management	7,339	7,137	7,839	7,270	7,664	3%	(4)%
Brokerage management fees and commissions	5,790	6,441	6,032	6,339	6,518	(10)%	(11)%
Insurance commissions	4,036	4,150	4,575	5,183	5,868	(3)%	(31)%
Securities gains/(losses), net (a)	15,681	(2,928)	75	(1,906)	(911)	NM	NM
Losses on divestitures	—	—	—	—	(9,183)	NM	NM
Other	32,332	31,365	26,519	46,187	32,092	3%	1%

Total noninterest income	210,950	248,212	248,235	248,295	246,197	(15)%	(14)%

Adjusted gross income after provision for loan losses	348,186	384,355	360,299	323,690	301,091	(9)%	16%

Noninterest expense:
Employee compensation, incentives and benefits	168,794	174,918	164,915	180,181	163,280	(4)%	3%
Repurchase and foreclosure provision	44,223	48,712	56,188	40,707	59,357	(9)%	(25)%
Operations services	14,886	14,952	15,322	14,608	15,046	*	(1)%
Occupancy	14,061	14,555	15,658	14,817	17,937	(3)%	(22)%
Legal and professional fees	16,349	14,269	18,109	13,974	20,433	15%	(20)%
Deposit insurance premium	9,326	10,123	9,196	8,493	8,495	(8)%	10%
Computer software	8,451	7,634	7,376	7,166	6,655	11%	27%
Contract employment	7,934	7,443	7,274	6,174	9,134	7%	(13)%
Equipment rentals, depreciation, and maintenance	7,936	7,233	7,705	6,032	8,744	10%	(9)%
Foreclosed real estate	4,178	5,159	5,137	10,470	13,144	(19)%	(68)%
Communications and courier	5,197	5,098	5,893	6,255	6,272	2%	(17)%
Miscellaneous loan costs	1,796	1,913	4,546	4,112	5,994	(6)%	(70)%
Amortization of intangible assets	1,382	1,382	1,382	1,380	1,427	*	(3)%
Goodwill impairment	—	—	—	—	2,294	NM	NM
Other (b)	30,324	34,159	23,340	28,336	52,144	(11)%	(42)%

Total noninterest expense	334,837	347,550	342,041	342,705	390,356	(4)%	(14)%

Income/(loss) before income taxes	13,349	36,805	18,258	(19,015)	(89,265)	(64)%	NM
Provision/(benefit) for income taxes	(3,959)	3,095	(1,826)	(16,393)	(38,111)	NM	90%

Income/(loss) from continuing operations	$17,308	$33,710	$20,084	$(2,622)	$(51,154)	(49)%	NM
Income/(loss) from discontinued operations, net of tax	—	—	394	(7,271)	(1,690)	NM	NM

Net income/(loss)	$17,308	$33,710	$20,478	$(9,893)	$(52,844)	(49)%	NM
Net income attributable to noncontrolling interest	2,840	2,875	2,844	2,844	2,839	(1)%	*

Net income/(loss) attributable to controlling interest	$14,468	$30,835	$17,634	$(12,737)	$(55,683)	(53)%	NM
Preferred stock dividends (c)	63,154	14,960	14,938	14,918	14,897	NM	NM

Net income/(loss) available to common shareholders	$(48,686)	$15,875	$2,696	$(27,655)	$(70,580)	NM	31%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	4Q10 includes $14.8 million gain related to the sale of Visa stock.

(b)	4Q10 includes reversal of $8.0 million of the contingent liability for certain Visa legal matters.

(c)	4Q10 includes $53.3 million amortization of the remaining discount related to the CPP preferred and a $9.9 million cash dividend.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Other Income
Bank owned life insurance	$7,732	$5,913	$5,784	$6,469	$5,252	31%	47%
Bankcard income	4,977	4,965	5,271	4,548	5,016	*	(1)%
ATM interchange fees	3,748	3,532	3,232	3,657	3,697	6%	1%
Other service charges	2,845	2,832	2,382	2,383	2,451	*	16%
Electronic banking fees	1,629	1,870	1,887	1,725	1,428	(13)%	14%
Letter of credit fees	1,508	1,544	1,802	1,639	1,785	(2)%	(16)%
Deferred compensation	2,287	1,118	(762)	1,030	466	105%	NM
Gains/(losses) from loan sales and securitizations	587	756	928	612	(1,131)	(22)%	NM
Remittance processing	300	512	575	621	2,280	(41)%	(87)%
Reinsurance fees	516	344	587	863	1,786	50%	(71)%
Gains on repurchase of debt	—	—	—	17,060	3,552	NM	NM
Other	6,203	7,979	4,833	5,580	5,510	(22)%	13%

Total	$32,332	$31,365	$26,519	$46,187	$32,092	3%	1%

Other Expense
Advertising and public relations	$5,784	$6,587	$5,598	$5,279	$5,567	(12)%	4%
Low income housing expense	5,886	5,513	5,364	5,466	5,533	7%	6%
Other insurance and taxes	1,876	3,012	3,672	3,257	3,326	(38)%	(44)%
Travel and entertainment	2,529	2,560	2,686	2,449	2,383	(1)%	6%
Customer relations	1,729	1,545	1,838	1,967	1,961	12%	(12)%
Employee training and dues	1,161	1,166	1,007	1,487	1,083	*	7%
Supplies	1,239	1,149	1,100	1,168	1,309	8%	(5)%
Bank examination costs	1,147	1,147	1,142	1,142	1,194	*	(4)%
Loan insurance expense (a)	603	903	682	(2,874)	1,854	(33)%	(67)%
Federal services fees	471	520	712	907	1,044	(9)%	(55)%
Other (b) (c)	7,899	10,057	(461)	8,088	26,890	(21)%	(71)%

Total	$30,324	$34,159	$23,340	$28,336	$52,144	(11)%	(42)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	1Q10 includes cancellation of an HLTV insurance contract and return of $3.8 million of premiums.

(b)	4Q10 includes $8.0 million reversal of the contingent liability for certain Visa legal matters.

(c)	4Q10 includes $3.1 million of net charges related to Restructuring, Repositioning, & Efficiency Initiatives.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Assets
Investment securities	$3,031,930	$2,611,460	$2,489,819	$2,697,719	$2,694,468	16%	13%
Loans held for sale	375,289	414,259	505,237	505,794	452,501	(9)%	(17)%
Loans, net of unearned income (Restricted — $.8 billion)	16,782,572	17,059,489	17,154,050	17,484,224	18,123,884	(2)%	(7)%
Federal funds sold and securities purchased under agreements to resell	424,390	602,407	602,910	523,237	452,883	(30)%	(6)%
Interest bearing cash (a)	517,739	266,469	275,148	383,571	539,300	94%	(4)%
Trading securities	769,750	1,214,595	1,806,789	964,800	699,900	(37)%	10%

Total earning assets	21,901,670	22,168,679	22,833,953	22,559,345	22,962,936	(1)%	(5)%

Cash and due from banks (Restricted — $3.1 million)	344,384	331,743	364,857	279,730	465,712	4%	(26)%
Capital markets receivables	146,091	564,879	828,866	743,514	334,404	(74)%	(56)%
Mortgage servicing rights, net	207,319	191,943	201,746	264,959	302,611	8%	(31)%
Goodwill	162,180	162,180	162,180	162,180	165,528	*	(2)%
Other intangible assets, net	32,881	34,263	35,645	37,027	38,256	(4)%	(14)%
Premises and equipment, net	322,319	311,947	307,452	308,714	313,824	3%	3%
Real estate acquired by foreclosure (b)	125,401	139,359	122,548	122,060	125,190	(10)%	*
Allowance for loan losses (Restricted — $47.5 million)	(664,799)	(719,899)	(781,269)	(844,060)	(896,914)	8%	26%
Other assets (Restricted — $19.7 million)	2,121,506	2,199,087	2,178,248	2,290,107	2,257,131	(4)%	(6)%

Total assets (Restricted — $.7 billion)	$24,698,952	$25,384,181	$26,254,226	$25,923,576	$26,068,678	(3)%	(5)%

Liabilities and Equity
Deposits
Savings	$6,036,895	$5,436,451	$5,385,698	$5,174,901	$4,847,709	11%	25%
Other interest-bearing deposits	2,842,306	3,088,224	3,237,183	3,256,040	3,169,474	(8)%	(10)%
Time deposits	1,390,995	1,473,622	1,545,475	1,642,820	1,895,992	(6)%	(27)%

Total interest-bearing core deposits	10,270,196	9,998,297	10,168,356	10,073,761	9,913,175	3%	4%
Noninterest-bearing deposits (Restricted — $1.2 million)	4,376,285	4,393,107	4,409,505	4,461,050	4,394,096	*	*

Total core deposits (c)	14,646,481	14,391,404	14,577,861	14,534,811	14,307,271	2%	2%

Certificates of deposit $100,000 and more	561,750	584,516	623,955	534,889	559,944	(4)%	*

Total deposits (Restricted — $1.2 million)	15,208,231	14,975,920	15,201,816	15,069,700	14,867,215	2%	2%

Federal funds purchased and securities sold under agreements to repurchase	2,114,908	2,439,542	2,278,890	2,635,423	2,874,353	(13)%	(26)%
Trading liabilities	361,920	414,666	481,477	357,919	293,387	(13)%	23%
Other short-term borrowings and commercial paper	180,735	193,361	487,449	167,508	761,758	(7)%	(76)%
Term borrowings (Restricted — $.8 billion)	3,228,070	2,805,731	2,926,675	2,932,524	2,190,544	15%	47%
Other collateralized borrowings (d)	—	—	—	—	700,589	NM	NM

Total long-term debt	3,228,070	2,805,731	2,926,675	2,932,524	2,891,133	15%	12%

Capital markets payables	65,506	379,526	754,079	740,852	292,975	(83)%	(78)%
Other liabilities (Restricted — $.1 million)	861,577	868,547	836,607	748,708	785,389	(1)%	10%

Total liabilities (Restricted — $.8 billion)	22,020,947	22,077,293	22,966,993	22,652,634	22,766,210	*	(3)%

Equity
Common stock	164,604	145,526	143,021	141,048	138,738	13%	19%
Capital surplus	1,630,210	1,344,307	1,296,484	1,251,776	1,208,649	21%	35%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	83,860	83,860	*	*
Undivided profits	631,712	737,014	767,769	809,624	891,580	(14)%	(29)%
Accumulated other comprehensive loss, net	(127,546)	(109,958)	(105,922)	(113,291)	(114,209)	(16)%	(12)%
Preferred stock capital surplus — (CPP)	—	810,974	806,856	802,760	798,685	NM	NM
Noncontrolling interest	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	2,678,005	3,306,888	3,287,233	3,270,942	3,302,468	(19)%	(19)%

Total liabilities and equity	$24,698,952	$25,384,181	$26,254,226	$25,923,576	$26,068,678	(3)%	(5)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes excess balances held at Fed.

(b)	4Q10 includes $14.9 million of foreclosed assets related to government insured mortgages.

(c)	4Q10 average core deposits were $14.8 billion.

(d)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption amendments to ASC 810.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Average Loans (Net)
Commercial
Commercial, financial, and industrial (a)	$7,216,944	$7,012,131	$6,719,521	$6,733,461	$6,950,869	3%	4%
Real estate commercial (b)	1,355,292	1,392,171	1,420,466	1,457,865	1,515,861	(3)%	(11)%
Real estate construction (c)	436,046	545,271	692,041	857,426	1,066,399	(20)%	(59)%

Total commercial loans	9,008,282	8,949,573	8,832,028	9,048,752	9,533,129	1%	(6)%

Retail
Real estate residential (d)	6,686,487	6,859,139	7,049,549	7,259,916	7,469,502	(3)%	(10)%
Real estate construction (e)	23,286	41,196	74,232	166,806	287,856	(43)%	(92)%
Other retail	102,483	108,612	113,164	118,569	123,628	(6)%	(17)%
Credit card receivables	192,230	189,178	187,520	185,768	189,586	2%	1%
Restricted real estate loans (f)	779,793	818,149	853,568	890,376	663,497	(5)%	18%

Total retail loans	7,784,279	8,016,274	8,278,033	8,621,435	8,734,069	(3)%	(11)%

Total loans, net of unearned income	$16,792,561	$16,965,847	$17,110,061	$17,670,187	$18,267,198	(1)%	(8)%

Period-End Loans (Net)
Commercial
Commercial, financial, and industrial (a)	$7,336,036	$7,336,460	$7,014,080	$6,865,577	$7,159,370	*	2%
Real estate commercial (b)	1,289,971	1,386,627	1,400,233	1,430,801	1,479,888	(7)%	(13)%
Real estate construction (c)	382,672	456,566	596,255	761,900	924,475	(16)%	(59)%

Total commercial loans	9,008,679	9,179,653	9,010,568	9,058,278	9,563,733	(2)%	(6)%

Retail
Real estate residential (d)	6,704,478	6,756,942	6,954,423	7,152,059	7,362,458	(1)%	(9)%
Real estate construction (e)	19,276	30,375	53,460	105,375	229,487	(37)%	(92)%
Other retail	100,211	104,772	112,616	114,429	121,526	(4)%	(18)%
Credit card receivables	192,437	191,218	189,153	183,656	192,036	1%	*
Restricted real estate loans (f)	757,491	796,529	833,830	870,427	654,644	(5)%	16%

Total retail loans	7,773,893	7,879,836	8,143,482	8,425,946	8,560,151	(1)%	(9)%

Total loans, net of unearned income	$16,782,572	$17,059,489	$17,154,050	$17,484,224	$18,123,884	(2)%	(7)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans to bank holding companies, trust preferred loans, and mortgage warehouse lending.

(b)	Includes nonconstruction income property loans.

(c)	Includes home builder, condominium, and income property construction loans.

(d)	Includes home equity loans, home equity lines of credit, and permanent mortgages.

(e)	Includes one-time close product.

(f)	Prior to 1Q10, includes on balance sheet securitizations of home equity loans. Beginning 1Q10, also includes loans consolidated due to the adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Assets:
Earning assets:
Loans, net of unearned income (Restricted — $.8 billion) (a)	$16,792,561	$16,965,847	$17,110,061	$17,670,187	$18,267,198	(1)%	(8)%
Loans held for sale	385,047	481,317	493,225	490,626	469,803	(20)%	(18)%
Investment securities:
U.S. Treasuries	72,375	68,570	77,488	74,501	54,836	6%	32%
U.S. government agencies	2,418,015	2,198,754	2,223,153	2,282,005	2,253,498	10%	7%
States and municipalities	38,914	41,756	42,076	43,194	44,499	(7)%	(13)%
Other	228,866	244,766	265,918	283,476	299,273	(6)%	(24)%

Total investment securities	2,758,170	2,553,846	2,608,635	2,683,176	2,652,106	8%	4%

Capital markets securities inventory	1,118,090	1,338,535	1,085,816	880,448	959,678	(16)%	17%
Mortgage banking trading securities	36,040	37,814	50,423	57,105	93,354	(5)%	(61)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	553,432	572,078	624,892	620,832	681,501	(3)%	(19)%
Interest bearing cash (b)	1,312,006	1,095,006	982,410	481,259	618,011	20%	112%

Total other earning assets	1,865,438	1,667,084	1,607,302	1,102,091	1,299,512	12%	44%

Total earning assets	22,955,346	23,044,443	22,955,462	22,883,633	23,741,651	*	(3)%

Allowance for loan losses (Restricted — $47.6 million)	(717,297)	(778,326)	(821,652)	(906,970)	(937,967)	8%	24%
Cash and due from banks (Restricted — $7.8 million)	338,619	363,445	367,796	415,990	400,763	(7)%	(16)%
Capital markets receivables	197,294	161,239	127,331	125,459	127,458	22%	55%
Premises and equipment, net	320,341	309,713	307,078	311,822	318,237	3%	1%
Other assets (Restricted — $19.7 million)	2,694,155	2,657,126	2,664,563	2,729,474	2,755,425	1%	(2)%

Total assets (Restricted — $.8 billion)	$25,788,458	$25,757,640	$25,600,578	$25,559,408	$26,405,567	*	(2)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$3,010,572	$3,008,241	$3,277,859	$3,105,164	$2,407,544	*	25%
Savings	5,926,061	5,782,596	5,424,462	4,881,791	4,559,086	2%	30%
Time deposits	1,434,238	1,505,267	1,591,048	1,853,591	2,153,346	(5)%	(33)%

Total interest-bearing core deposits	10,370,871	10,296,104	10,293,369	9,840,546	9,119,976	*	14%
Certificates of deposit $100,000 and more	558,860	617,560	603,952	532,532	1,068,807	(10)%	(48)%

Federal funds purchased and securities sold under agreements to repurchase	2,618,819	2,523,719	2,521,758	2,800,856	2,679,348	4%	(2)%
Capital markets trading liabilities	514,992	520,046	565,709	589,886	598,772	(1)%	(14)%
Other short-term borrowings and commercial paper	207,315	199,588	167,966	337,966	1,235,576	4%	(83)%
Long-term debt:
Term borrowings (Restricted — $.8 billion)	2,856,014	2,913,979	2,921,627	2,969,859	2,274,954	(2)%	26%
Other collateralized borrowings (c)	—	—	—	—	707,245	NM	NM

Total long-term debt	2,856,014	2,913,979	2,921,627	2,969,859	2,982,199	(2)%	(4)%

Total interest-bearing liabilities	17,126,871	17,070,996	17,074,381	17,071,645	17,684,678	*	(3)%

Noninterest-bearing deposits (Restricted — $2.2 million)	4,470,436	4,454,907	4,394,187	4,375,034	4,489,902	*	*
Capital markets payables	98,738	124,008	99,782	90,015	89,015	(20)%	11%
Other liabilities	823,170	799,734	736,822	727,433	764,170	3%	8%
Equity	3,269,243	3,307,995	3,295,406	3,295,281	3,377,802	(1)%	(3)%

Total liabilities and equity	$25,788,458	$25,757,640	$25,600,578	$25,559,408	$26,405,567	*	(2)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes loans on nonaccrual status.

(b)	Includes excess balances held at Fed.

(c)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME AND EXPENSE Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	$175,650	$177,059	$173,900	$173,663	$181,672	(1)%	(3)%
Loans held for sale	3,487	4,747	5,565	4,968	5,682	(27)%	(39)%
Investment securities:
U.S. Treasuries	119	117	93	168	240	1%	(50)%
U.S. government agencies	24,753	24,181	26,524	28,470	28,996	2%	(15)%
States and municipalities	154	188	114	123	174	(18)%	(11)%
Other	2,267	2,410	2,395	2,430	2,436	(6)%	(7)%

Total investment securities	27,293	26,896	29,126	31,191	31,846	1%	(14)%

Capital markets securities inventory	10,039	13,479	10,475	8,258	9,172	(26)%	9%
Mortgage banking trading securities	903	936	1,041	1,535	2,571	(4)%	(65)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	130	169	186	57	92	(23)%	41%
Interest bearing cash	806	669	599	260	351	21%	130%

Total other earning assets	936	838	785	317	443	12%	111%

Total earning assets/interest income	$218,308	$223,955	$220,892	$219,932	$231,386	(3)%	(6)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$1,715	$1,959	$2,654	$2,518	$1,732	(12)%	(1)%
Savings	7,821	7,975	8,095	7,418	7,065	(2)%	11%
Time deposits	8,759	9,355	9,895	10,593	12,363	(6)%	(29)%

Total interest-bearing core deposits	18,295	19,289	20,644	20,529	21,160	(5)%	(14)%
Certificates of deposit $100,000 and more	2,894	3,324	3,414	3,375	4,473	(13)%	(35)%

Federal funds purchased and securities sold under agreements to repurchase	1,569	1,519	1,482	1,584	1,493	3%	5%
Capital markets trading liabilities	3,504	4,127	5,043	5,415	5,445	(15)%	(36)%
Other short-term borrowings and commercial paper	370	308	265	338	1,016	20%	(64)%
Long-term debt:
Term borrowings	8,392	8,456	7,454	7,860	6,554	(1)%	28%
Other collateralized borrowings (b)	—	—	—	—	957	NM	NM

Total long-term debt	8,392	8,456	7,454	7,860	7,511	(1)%	12%

Total interest-bearing liabilities/interest expense	$35,024	$37,023	$38,302	$39,101	$41,098	(5)%	(15)%

Net interest income-tax equivalent basis	$183,284	$186,932	$182,590	$180,831	$190,288	(2)%	(4)%
Fully taxable equivalent adjustment	(1,048)	(789)	(526)	(436)	(394)	(33)%	NM

Net interest income	$182,236	$186,143	$182,064	$180,395	$189,894	(2)%	(4)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.

(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES Quarterly, Unaudited

(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	4.16%	4.15%	4.07%	3.97%	3.95%
Loans held for sale	3.62	3.95	4.51	4.05	4.84
Investment securities:
U.S. Treasuries	0.65	0.68	0.48	0.91	1.74
U.S. government agencies	4.09	4.40	4.77	4.99	5.15
States and municipalities	1.58	1.80	1.08	1.14	1.57
Other	3.96	3.94	3.60	3.43	3.26

Total investment securities	3.96	4.21	4.47	4.65	4.80

Capital markets securities inventory	3.59	4.03	3.86	3.75	3.82
Mortgage banking trading securities	10.02	9.90	8.26	10.75	11.02
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.09	0.12	0.12	0.04	0.05
Interest bearing cash	0.24	0.24	0.24	0.22	0.22

Total other earning assets	0.20	0.20	0.20	0.12	0.14

Total earning assets / interest income	3.79%	3.87%	3.85%	3.87%	3.88%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.23%	0.26%	0.32%	0.33%	0.29%
Savings	0.52	0.55	0.60	0.62	0.61
Time deposits	2.42	2.47	2.49	2.32	2.28

Total interest-bearing core deposits	0.70	0.74	0.80	0.85	0.92
Certificates of deposit $100,000 and more	2.05	2.14	2.27	2.57	1.66

Federal funds purchased and securities sold under agreements to repurchase	0.24	0.24	0.24	0.23	0.22
Capital markets trading liabilities	2.70	3.15	3.58	3.72	3.61
Other short-term borrowings and commercial paper	0.71	0.61	0.63	0.41	0.33
Long-term debt:
Term borrowings	1.18	1.16	1.02	1.06	1.15
Other collateralized borrowings (b)	—	—	—	—	0.54

Total long-term debt	1.18	1.16	1.02	1.06	1.01

Total interest-bearing liabilities / interest expense	0.81%	0.86%	0.90%	0.93%	0.92%

Net interest spread	2.98%	3.01%	2.95%	2.94%	2.96%
Effect of interest-free sources used to fund earning assets	0.20	0.22	0.24	0.24	0.23

Net interest margin (c)	3.18%	3.23%	3.19%	3.18%	3.19%

Certain previously reported amounts have been reclassified to agree with current presentation.

Earning assets yields are expressed net of unearned income.

Rates are expressed net of unamortized debenture cost for long-term debt.

(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

(c)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

First Liens
Fair value beginning balance	$188,397	$197,953	$261,083	$296,115	$281,045	(5)%	(33)%
Adjustment due to adoption of amendments to ASC 810	—	—	—	(197)	—
Reductions due to loan payments	(10,160)	(8,752)	(7,238)	(8,793)	(10,198)
Reductions due to sale	—	—	(24,558)	—	—
Reductions due to exercise of cleanup calls (b)	(1,110)	—	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	26,685	385	(31,398)	(26,968)	25,323
Other changes in fair value	—	(1,189)	64	926	(55)

Fair value ending balance	$203,812	$188,397	$197,953	$261,083	$296,115	8%	(31)%

Second Liens
Fair value beginning balance	$250	$242	$242	$1,174	$1,850	3%	(86)%
Adjustment due to adoption of amendments to ASC 810	—	—	—	(928)	—
Reductions due to loan payments	(17)	(8)	(9)	(7)	(676)
Changes in fair value due to:
Other changes in fair value	29	16	9	3	—

Fair value ending balance	$262	$250	$242	$242	$1,174	5%	(78)%

HELOC
Fair value beginning balance	$3,296	$3,551	$3,634	$5,322	$6,387	(7)%	(48)%
Adjustment due to adoption of amendments to ASC 810	—	—	—	(1,168)	—
Reductions due to loan payments	(76)	(514)	(90)	(521)	(1,113)
Changes in fair value due to:
Other changes in fair value	25	259	7	1	48

Fair value ending balance	$3,245	$3,296	$3,551	$3,634	$5,322	(2)%	(39)%

Total Consolidated
Fair value beginning balance	$191,943	$201,746	$264,959	$302,611	$289,282	(5)%	(34)%
Adjustment due to adoption of amendments to ASC 810	—	—	—	(2,293)	—
Reductions due to loan payments	(10,253)	(9,274)	(7,337)	(9,321)	(11,987)
Reductions due to sale	—	—	(24,558)	—	—
Reductions due to exercise of cleanup calls (b)	(1,110)	—	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	26,685	385	(31,398)	(26,968)	25,323
Other changes in fair value	54	(914)	80	930	(7)

Fair value ending balance	$207,319	$191,943	$201,746	$264,959	$302,611	8%	(31)%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(b)	In Q4 2010, FHN exercised cleanup calls and recognized loans from proprietary securitization trusts that had previously been securitized with servicing retained.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						Twelve months ended		4Q10 Change vs.		2010 vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	2010	2009	3Q10	4Q09	2009

Regional Banking
Total revenues (a)	$222,015	$220,505	$217,471	$209,756	$222,746	$869,747	$890,938	1%	*	(2)%
Provision for loan losses	2,009	10,304	27,975	52,047	46,557	92,335	306,185	(81)%	(96)%	(70)%
Noninterest expenses	159,583	161,424	159,370	161,783	157,631	642,160	679,074	(1)%	1%	(5)%

Income/(loss) before income taxes	60,423	48,777	30,126	(4,074)	18,558	135,252	(94,321)	24%	NM	NM
Provision/(benefit) for income taxes	21,844	17,712	10,925	(1,856)	6,731	48,625	(36,108)	23%	NM	NM

Net income/(loss)	$38,579	$31,065	$19,201	$(2,218)	$11,827	$86,627	$(58,213)	24%	NM	NM

Capital Markets
Total revenues (a)	$100,372	$122,623	$105,754	$116,928	$121,320	$445,677	$647,837	(18)%	(17)%	(31)%
Noninterest expenses	76,841	79,522	78,138	83,994	75,069	318,495	386,252	(3)%	2%	(18)%

Income before income taxes	23,531	43,101	27,616	32,934	46,251	127,182	261,585	(45)%	(49)%	(51)%
Provision for income taxes	8,795	16,176	10,339	12,330	17,344	47,640	98,350	(46)%	(49)%	(52)%

Net income	$14,736	$26,925	$17,277	$20,604	$28,907	$79,542	$163,235	(45)%	(49)%	(51)%

Corporate
Total revenues (a)	$24,057	$5,053	$5,713	$30,438	$16,991	$65,261	$73,141	NM	42%	(11)%
Noninterest expenses	19,420	19,463	11,745	20,235	32,794	70,863	94,112	*	(41)%	(25)%

Income/(loss) before income taxes	4,637	(14,410)	(6,032)	10,203	(15,803)	(5,602)	(20,971)	NM	NM	73%
Benefit for income taxes	(6,247)	(15,471)	(10,486)	(4,983)	(10,086)	(37,187)	(23,607)	60%	38%	(58)%

Net income/(loss)	$10,884	$1,061	$4,454	$15,186	$(5,717)	$31,585	$2,636	NM	NM	NM

Non-Strategic
Total revenues (a)	$46,742	$86,174	$101,361	$71,568	$75,034	$305,845	$419,395	(46)%	(38)%	(27)%
Provision for loan losses	42,991	39,696	42,025	52,953	88,443	177,665	573,815	8%	(51)%	(69)%
Noninterest expenses	78,993	87,141	92,788	76,693	124,862	335,615	412,407	(9)%	(37)%	(19)%

Loss before income taxes	(75,242)	(40,663)	(33,452)	(58,078)	(138,271)	(207,435)	(566,827)	(85)%	46%	63%
Benefit for income taxes	(28,351)	(15,322)	(12,604)	(21,884)	(52,100)	(78,161)	(213,580)	(85)%	46%	63%

Net loss from continuing operations	(46,891)	(25,341)	(20,848)	(36,194)	(86,171)	(129,274)	(353,247)	(85)%	46%	63%
Income/(loss) from discontinued operations, net of tax	—	—	394	(7,271)	(1,690)	(6,877)	(12,846)	NM	NM	46%

Net loss	$(46,891)	$(25,341)	$(20,454)	$(43,465)	$(87,861)	$(136,151)	$(366,093)	(85)%	47%	63%

Total Consolidated
Total revenues (a)	$393,186	$434,355	$430,299	$428,690	$436,091	$1,686,530	$2,031,311	(9)%	(10)%	(17)%
Provision for loan losses	45,000	50,000	70,000	105,000	135,000	270,000	880,000	(10)%	(67)%	(69)%
Noninterest expenses	334,837	347,550	342,041	342,705	390,356	1,367,133	1,571,845	(4)%	(14)%	(13)%

Income/(loss) before income taxes	13,349	36,805	18,258	(19,015)	(89,265)	49,397	(420,534)	(64)%	NM	NM
Provision/(benefit) for income taxes	(3,959)	3,095	(1,826)	(16,393)	(38,111)	(19,083)	(174,945)	NM	90%	89%

Net income/(loss) from continuing operations	17,308	33,710	20,084	(2,622)	(51,154)	68,480	(245,589)	(49)%	NM	NM
Income/(loss) from discontinued operations, net of tax	—	—	394	(7,271)	(1,690)	(6,877)	(12,846)	NM	NM	46%

Net income/(loss)	$17,308	$33,710	$20,478	$(9,893)	$(52,844)	$61,603	$(258,435)	(49)%	NM	NM

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Income Statement
Net interest income	$145,280	$143,026	$138,165	$133,846	$140,856	2%	3%
Noninterest income	76,735	77,479	79,306	75,910	81,890	(1)%	(6)%

Total revenues	222,015	220,505	217,471	209,756	222,746	1%	*

Noninterest expense	159,583	161,424	159,370	161,783	157,631	(1)%	1%
Provision for loan losses	2,009	10,304	27,975	52,047	46,557	(81)%	(96)%

Income/(loss) before income taxes	$60,423	$48,777	$30,126	$(4,074)	$18,558	24%	NM

Efficiency ratio (a)	71.88%	73.21%	73.28%	77.13%	70.77%

Balance Sheet (millions)
Average loans	$10,994	$10,863	$10,648	$10,765	$11,106	1%	(1)%
Average other earning assets	103	201	205	174	156	(49)%	(34)%
Total average earning assets	11,097	11,064	10,853	10,939	11,262	*	(1)%
Average core deposits	12,629	12,353	12,530	12,163	11,290	2%	12%
Average other deposits	560	605	591	520	642	(7)%	(13)%
Total average deposits	13,189	12,958	13,121	12,683	11,932	2%	11%
Total period end deposits	13,239	12,911	13,047	12,888	12,554	3%	5%
Total period end assets	$11,670	$11,846	$11,651	$11,359	$11,899	(1)%	(2)%

Net interest margin (b)	5.23%	5.15%	5.12%	4.96%	4.97%
Loan yield	4.07	4.12	4.05	4.02	3.98
Deposit average yield	0.60	0.65	0.69	0.73	0.80

Noninterest Income Detail (thousands)
NSF / overdraft fees	$13,734	$14,120	$17,825	$15,194	$20,652	(3)%	(33)%
Cash management fees	10,148	9,509	9,945	10,160	10,226	7%	(1)%
Debit card income	6,685	6,781	6,788	6,423	6,317	(1)%	6%
Other	4,361	4,241	4,214	3,761	3,516	3%	24%

Total deposit transactions and cash management	34,928	34,651	38,772	35,538	40,711	1%	(14)%
Insurance commissions	4,173	4,173	4,892	5,132	4,726	*	(12)%
Trust services and investment management	7,368	7,165	7,862	7,290	7,685	3%	(4)%
Bankcard income	4,564	4,537	4,813	4,079	4,460	1%	2%
Mortgage banking	5,736	3,997	3,645	3,508	4,204	44%	36%
Other service charges	3,510	3,510	3,171	3,381	3,345	*	5%
Miscellaneous revenue	16,456	19,446	16,151	16,982	16,759	(15)%	(2)%

Total noninterest income	$76,735	$77,479	$79,306	$75,910	$81,890	(1)%	(6)%

Key Statistics
Locations
Financial centers	183	182	182	182	183	1%	*
Full service	167	167	167	167	168	*	(1)%
Teller-only	16	15	15	15	15	7%	7%
Trust assets
Total assets (millions)	$10,055	$9,947	$9,315	$9,359	$9,574	1%	5%
Total managed assets (millions)	4,955	4,892	4,920	4,580	4,728	1%	5%
Mortgage production
First lien production (millions)	$262	$225	$176	$185	$192	16%	36%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this supplement.

CAPITAL MARKETS Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Income Statement
Net interest income	$5,816	$8,535	$4,779	$2,322	$3,333	(32)%	74%

Noninterest income:
Fixed income	86,106	106,908	91,849	105,270	110,985	(19)%	(22)%
Other	8,450	7,180	9,126	9,336	7,002	18%	21%
Total noninterest income	94,556	114,088	100,975	114,606	117,987	(17)%	(20)%

Total revenues	100,372	122,623	105,754	116,928	121,320	(18)%	(17)%

Noninterest expense	76,841	79,522	78,138	83,994	75,069	(3)%	2%

Income before income taxes	$23,531	$43,101	$27,616	$32,934	$46,251	(45)%	(49)%

Efficiency ratio (a)	76.56%	64.85%	73.89%	71.83%	61.88%
Fixed income average daily revenue	$1,389	$1,670	$1,458	$1,726	$1,790	(17)%	(22)%

Balance Sheet (millions)
Average trading inventory	$1,118	$1,339	$1,086	$880	$960	(17)%	16%
Average other earning assets	541	553	607	626	668	(2)%	(19)%
Average total earning assets	1,659	1,892	1,693	1,506	1,628	(12)%	2%
Total period end assets	1,540	2,644	3,419	2,399	1,672	(42)%	(8)%

Net interest margin (b)	1.43%	1.83%	1.14%	0.62%	0.85%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this supplement.

CORPORATE Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Income Statement
Net interest income/(expense)	$(2,077)	$(2,855)	$1,104	$5,549	$7,231	27%	NM
Noninterest income	10,600	7,908	4,609	25,077	9,820	34%	8%
Securities gains/(losses), net	15,534	—	—	(188)	(60)	NM	NM

Total revenues	24,057	5,053	5,713	30,438	16,991	NM	42%
Noninterest expense	19,420	19,463	11,745	20,235	32,794	*	(41)%

Income/(loss) before income taxes	$4,637	$(14,410)	$(6,032)	$10,203	$(15,803)	NM	NM

Average Balance Sheet (millions)
Average loans (a)	$35	—	—	—	—	NM	NM
Total earning assets	$4,051	$3,572	$3,502	$3,042	$3,150	13%	29%
Net interest margin (b)	(.14)%	(.24)%	.15%	.70%	1.01%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Period-end balance is $168 million. First lien mortgage loans were recognized in Q410 through the exercise of cleanup calls for certain proprietary first lien securitization trusts.

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this supplement.

NON-STRATEGIC Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Income Statement
Net interest income	$33,217	$37,437	$38,016	$38,678	$38,474	(11)%	(14)%
Noninterest income	13,378	51,665	63,270	34,608	37,411	(74)%	(64)%
Securities gains/(losses), net	147	(2,928)	75	(1,718)	(851)	NM	NM

Total revenues	46,742	86,174	101,361	71,568	75,034	(46)%	(38)%

Noninterest expense	78,993	87,141	92,788	76,693	124,862	(9)%	(37)%
Provision for loan losses	42,991	39,696	42,025	52,953	88,443	8%	(51)%

Loss before income taxes	$(75,242)	$(40,663)	$(33,452)	$(58,078)	$(138,271)	(85)%	46%

Average Balance Sheet (millions)
Loans	$5,760	$6,101	$6,461	$6,902	$7,154	(6)%	(19)%
Loans held for sale	299	304	312	317	333	(2)%	(10)%
Trading securities	36	38	50	57	93	(5)%	(61)%
Mortgage servicing rights	192	195	242	275	283	(2)%	(32)%
Other assets	302	286	245	247	322	6%	(6)%
Total assets	6,589	6,924	7,310	7,798	8,185	(5)%	(19)%
Escrow balances	520	564	565	583	803	(8)%	(35)%
Net interest margin (a)	2.14%	2.28%	2.19%	2.10%	1.98%
Efficiency ratio (b)	169.00%	101.12%	91.54%	107.16%	166.41%

Noninterest Expense Detail (thousands)
Repurchase and foreclosure provision	$44,223	$48,714	$56,186	$40,707	$59,358	(9)%	(25)%
Salaries and benefits	2,003	2,889	3,130	4,724	7,801	(31)%	(74)%
Contract labor and outsourcing	5,065	4,091	4,135	4,134	6,087	24%	(17)%
Equipment and occupancy	705	1,145	2,784	1,202	5,137	(38)%	(86)%
Other expenses	26,997	30,302	26,553	25,926	46,479	(11)%	(42)%

Total noninterest expense	$78,993	$87,141	$92,788	$76,693	$124,862	(9)%	(37)%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$290	$303	$306	$309	$307	(4)%	(6)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this supplement.

(b)	Noninterest expense divided by total revenue excluding securities gains/(losses).

NON-STRATEGIC: SERVICING Quarterly, Unaudited

						4Q10 Change vs.
(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Servicing Income
Service fees	$17,119	$21,351	$25,977	$27,677	$27,864	(20)%	(39)%
Change in MSR value — runoff	(10,160)	(8,752)	(7,238)	(8,816)	(10,199)	(16)%	*
Net hedging results	7,026	31,824	44,099	10,905	24,153	(78)%	(71)%

Total servicing income	$13,985	$44,423	$62,838	$29,766	$41,818	(69)%	(67)%

Key Servicing Metrics (millions) (a)
Beginning servicing portfolio	$29,723	$31,907	$38,978	$40,616	$44,233
Additions to portfolio, net of REO transfers	(157)	(409)	(440)	(373)	(433)
Prepayments	(1,447)	(1,229)	(977)	(993)	(1,321)
Amortization	(220)	(230)	(243)	(272)	(280)
Bulk sale	—	(316)	(5,411)	—	(1,583)
Reduction due to exercise of cleanup calls	(175)	—	—	—	—
Ending servicing portfolio (owned)	$27,724	$29,723	$31,907	$38,978	$40,616	(7)%	(32)%

Average servicing portfolio (owned)	$28,418	$30,523	$34,252	$39,543	$42,069	(8)%	(33)%
Average loans serviced (#)	158,743	170,931	193,795	224,374	247,113	(7)%	(36)%

Portfolio Product Mix (Average) (a)
GNMA	3%	3%	2%	2%	2%
FNMA/FHLMC	36%	37%	40%	46%	45%
Private	57%	56%	54%	49%	50%

Sub-Total	96%	96%	96%	97%	97%
Warehouse	4%	4%	4%	3%	3%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net service fees — annualized (bps)	22	25	28	25	24
Total service fees — annualized (bps)	24	28	30	28	26

Ancillary income per loan (annualized)	$73.57	$71.24	$62.46	$69.93	$65.12	6%	16%
Servicing cost per loan (annualized) (b)	$124.84	$97.68	$91.06	$76.62	$101.46	28%	23%

Average servicing asset (millions)	$192	$195	$242	$275	$283
Servicing book value (bps)	67	64	71	70	67

90+ Delinquency rate, excluding foreclosures (c) (d)	11.46%	10.93%	10.49%	11.99%	11.40%

Change in MSR asset / average servicing asset	(8)%	43%	66%	4%	6%
Run-off rate — annualized	17%	13%	8%	7%	9%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes servicing of first liens, second liens, and HELOC.

(b)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.

(c)	Excludes delinquency rate of second liens and HELOC.

(d)	90+ delinquency rates for all periods have been represented based on unpaid principal balances.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						4Q10 Change vs.
(Dollars in thousands, except per share amounts)	4Q10	3Q10	2Q10	1Q10	4Q09	3Q10	4Q09

Tier 1 capital (a) (b)	$2,815,751	$3,526,115	$3,499,759	$3,484,847	$3,507,782	(20)%	(20)%
Tier 2 capital (a)	$937,929	$940,784	$947,841	$1,020,984	$1,183,230	*	(21)%

Total capital (a)	$3,753,680	$4,466,899	$4,447,600	$4,505,831	$4,691,012	(16)%	(20)%

Risk weighted assets (a)	$20,168,728	$20,332,364	$20,837,537	$21,022,369	$21,400,408	(1)%	(6)%
Tier 1 ratio (a)	13.96%	17.34%	16.80%	16.58%	16.39%
Tier 2 ratio (a)	4.65	4.63	4.54	4.85	5.53

Total capital ratio (a)	18.61%	21.97%	21.34%	21.43%	21.92%

Tier 1 common ratio (a) (c)	11.51%	10.43%	10.07%	9.93%	9.88%
Leverage ratio (a)	10.97%	13.76%	13.74%	13.71%	13.36%
Shareholders’ equity/assets ratio (d)	10.84%	13.03%	12.52%	12.62%	12.67%
Adjusted tangible common equity/RWA (a) (c) (e)	10.62%	9.55%	9.21%	9.09%	9.06%
Tangible common equity/tangible assets (c) (d)	8.93%	7.96%	7.63%	7.67%	7.75%
Tangible book value per common share (c) (d) (f)	$8.31	$8.45	$8.39	$8.34	$8.49
Book value per common share (d) (f)	$9.05	$9.28	$9.23	$9.18	$9.35

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	4Q10 includes $200 million of tier 1 qualifying trust preferred securities; prior quarters included $300 million.

(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

(d)	Calculated on period-end balances.

(e)	See Glossary of Terms for definition of ratios.

(f)	Shares restated for stock dividends distributed through January 1, 2011.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											4Q10 Change vs.
(Thousands)	4Q10		3Q10		2Q10		1Q10		4Q09		3Q10	4Q09

Allowance for Loan Losses Walk-Forward
Beginning reserve	$719,899		$781,269		$844,060		$896,914		$944,765		(8)%	(24)%
Adjustment due to amendments of ASC 810 (a)	—		—		—		24,578		—		NM	NM
Provision	45,000		50,000		70,000		105,000		135,000		(10)%	(67)%
Charge-offs	(110,797)		(125,801)		(145,988)		(193,955)		(196,908)		12%	44%
Recoveries	10,697		14,431		13,197		11,523		14,057		(26)%	(24)%

Ending balance (Restricted — $47.5 million) (b)	$664,799		$719,899		$781,269		$844,060		$896,914		(8)%	(26)%

Reserve for remaining unfunded commitments	14,253		13,838		16,077		18,737		19,685		3%	(28)%
Total allowance for loan losses plus reserve for off-balance sheet commitments	$679,052		$733,737		$797,346		$862,797		$916,599		(7)%	(26)%

Allowance for Loan Losses
Regional Banking	$349,572		$382,246		$411,537		$420,922		$427,907		(9)%	(18)%
Non-Strategic	315,227		337,653		369,732		423,139		469,008		(7)%	(33)%

Total allowance for loan losses	$664,799		$719,899		$781,269		$844,061		$896,915		(8)%	(26)%

Non-Performing Assets
Regional Banking
Nonperforming loans	$326,986		$358,176		$321,394		$329,600		$271,021		(9)%	21%
Foreclosed real estate	30,138		38,771		28,412		27,935		29,862		(22)%	1%

Total Regional Banking	$357,124		$396,947		$349,806		$357,535		$300,883		(10)%	19%

Non-Strategic
Nonperforming loans — including held for sale (c)	$398,422		$437,595		$469,136		$598,607		$666,663		(9)%	(40)%
Foreclosed real estate	80,398		84,700		80,860		85,072		83,847		(5)%	(4)%

Total Non-Strategic	$478,820		$522,295		$549,996		$683,679		$750,510		(8)%	(36)%

Corporate
Nonperforming loans	558		N/A		N/A		N/A		N/A		NM	NM

Total nonperforming assets	$836,502		$919,242		$899,802		$1,041,214		$1,051,393		(9)%	(20)%

Net Charge-Offs
Regional Banking	$34,683		$39,595		$37,359		$59,032		$53,777		(12)%	(36)%
Non-Strategic	65,417		71,775		95,432		123,400		129,074		(9)%	(49)%

Total net charge-offs	$100,100		$111,370		$132,791		$182,432		$182,851		(10)%	(45)%

Consolidated Key Ratios (d)
NPL %	3.85%		4.31%		4.31%		5.02%		4.96%
NPA %	4.48		5.00		4.92		5.63		5.56
Net charge-offs %	2.38		2.63		3.10		4.13		4.00
Allowance / loans	3.96		4.22		4.55		4.83		4.95
Allowance / NPL	1.03	x	0.98	x	1.06	x	0.96	x	1.00	x
Allowance / NPA	0.88	x	0.84	x	0.92	x	0.85	x	0.89	x
Allowance / Charge-offs	1.66	x	1.62	x	1.47	x	1.16	x	1.23	x

Other
Loans past due 90 days or more (e)	$128,653		$155,532		$144,840		$167,191		$182,343		(17)%	(29)%
Guaranteed portion (e)	39,883		38,397		35,809		46,957		40,252		4%	(1)%
Foreclosed real estate from government insured loans	14,865		15,888		13,276		9,054		11,481		(6)%	29%
Period-end loans, net of unearned income (millions)	16,783		17,059		17,154		17,484		18,124		(2)%	(7)%
Remaining unfunded commitments (millions)	7,905		8,071		8,148		8,575		8,607		(2)%	(8)%

NM — Not meaningful

N/A — Not applicable

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	See Glossary of Terms for definition of ASC 810 adjustment.

(b)	See Glossary of Terms for definition of restricted balances.

(c)	4Q10 includes $79.1 million of loans held for sale.

(d)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(e)	Includes loans held for sale.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											4Q10 Change vs.
	4Q10		3Q10		2Q10		1Q10		4Q09		3Q10	4Q09

Key Portfolio Details
Commercial (C&I and Other)
Period-end loans ($ millions)	$7,338		$7,337		$7,004		$6,856		$7,135		*	3%

30+ Delinq. % (a)	0.36%		0.68%		1.02%		1.02%		0.96%
NPL %	2.92		3.34		2.93		2.86		1.90
Charge-offs % (qtr. annualized)	0.79		1.34		1.16		1.67		1.21

Allowance / loans %	3.26%		3.54%		3.96%		4.28%		3.88%
Allowance / charge-offs	4.17	x	2.76	x	3.54	x	2.60	x	3.29	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,407		$1,519		$1,610		$1,674		$1,774		(7)%	(21)%

30+ Delinq. % (a)	1.20%		2.04%		1.31%		3.11%		3.13%
NPL %	10.06		10.13		9.78		10.81		10.35
Charge-offs % (qtr. annualized)	3.66		1.96		3.04		4.37		6.13

Allowance / loans %	8.87%		9.46%		9.00%		8.62%		8.67%
Allowance / charge-offs	2.31	x	4.68	x	2.93	x	1.94	x	1.38	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$264		$324		$397		$528		$640		(18)%	(59)%

30+ Delinq. % (a)	3.19%		0.93%		2.49%		3.89%		3.71%
NPL %	42.04		46.45		44.52		49.38		42.94
Charge-offs % (qtr. annualized)	6.60		5.07		17.97		21.19		22.22

Allowance / loans %	11.51%		11.99%		13.47%		9.69%		8.12%
Allowance / charge-offs	1.50	x	2.12	x	0.63	x	0.41	x	0.31	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$5,618		$5,788		$5,936		$6,084		$6,931		(3)%	(19)%

30+ Delinq. % (a)	2.30%		2.33%		2.19%		2.21%		2.31%
NPL %	0.58		0.46		0.35		0.30		0.26
Charge-offs % (qtr. annualized)	2.97		3.11		2.69		2.91		2.93

Allowance / loans %	2.67%		2.64%		2.74%		2.87%		3.10%
Allowance / charge-offs	0.89	x	0.84	x	1.01	x	0.97	x	1.04	x

Permanent Mortgage
Period-end loans ($ millions)	$1,087		$969		$1,019		$1,068		$1,086		12%	*

30+ Delinq. % (a)	5.16%		5.43%		4.95%		6.29%		8.49%
NPL %	11.27		12.76		12.17		11.09		9.02
Charge-offs % (qtr. annualized)	3.61		5.65		5.84		10.44		4.65

Allowance / loans %	5.49%		6.08%		6.89%		7.86%		11.41%
Allowance / charge-offs	1.68	x	1.06	x	1.16	x	0.75	x	2.45	x

Credit Card and Other (b)
Period-end loans ($ millions)	$312		$326		$355		$403		$558		(4)%	(44)%

30+ Delinq. % (a)	1.43%		1.90%		1.32%		2.12%		5.22%
NPL %	6.18		9.31		15.05		24.91		34.03
Charge-offs % (qtr. annualized)	6.05		4.81		11.54		17.52		18.07

Allowance / loans %	4.13%		5.49%		6.42%		9.21%		13.54%
Allowance / charge-offs	0.67	x	1.10	x	0.53	x	0.45	x	0.68	x

Restricted Real Estate Loans (c)
Period-end loans ($ millions) (d)	$757		$797		$834		$870		N/A		(5)%	NM

30+ Delinq. % (a)	3.44%		3.73%		3.52%		3.72%		N/A
NPL %	0.82		0.67		0.23		0.19		N/A
Charge-offs % (qtr. annualized)	5.76		5.80		6.23		4.78		N/A

Allowance / loans %	6.26%		6.01%		6.01%		6.87%		N/A
Allowance / charge-offs	1.06	x	1.01	x	0.94	x	1.40	x	N/A

*	Amount is less than one percent

NM — Not meaningful

N/A — Not applicable

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Select remaining OTC amounts: PE loans: $19.3mm; NPL: 100%; Allowance: $4.4mm; Q4 Net Charge-offs: $1.3mm.

(c)	Prior to 1Q10, certain amounts were included in Consumer Real Estate.

(d)	Includes $701.8 million of consumer real estate loans and $55.7 million of permanent mortgage loans.

ANALYSIS OF INDIVIDUALLY IMPAIRED LOANS AND NPL AND ORE ROLLFORWARDS Unaudited

(Millions)	Reserves	Balances	Reserve Rate

Commercial Portfolio Reserves
Individually impaired loans with reserves	$78.7	$220.8	35.65%
Individually impaired loans without reserves	—	234.8	—
All other loans	315.8	8,553.1	3.69%

Total	$394.5	$9,008.7	4.38%

(Millions)	4Q10	3Q10	2Q10	1Q10	4Q09

NPL Rollforward (a)
Beginning NPLs	$580	$593	$739	$784	$981
+ Additions	54	98	96	182	147
+ Principal Increase	3	7	19	13	9
- Resolutions and Payments	(97)	(46)	(161)	(113)	(175)
- Net Charge-Offs	(34)	(37)	(60)	(95)	(114)
- Transfer to OREO	(14)	(35)	(39)	(32)	(62)
- Upgrade to Accrual	(6)	—	(1)	—	(2)

Ending NPLs	$486	$580	$593	$739	$784

(a) Includes Commercial and One-Time Close Portfolios only.

(Millions)	4Q10	3Q10	2Q10	1Q10	4Q09

ORE Inventory Rollforward (b)
Beginning Balance	$123.4	$109.3	$113.0	$113.7	$100.8
Valuation Adjustments	(4.2)	(4.6)	(3.4)	(5.9)	(10.0)

Adjusted Balance	$119.2	$104.7	$109.6	$107.8	$90.8
+ New OREO	29.4	50.6	53.4	47.1	74.8
+ Capitalized Expenses	1.0	0.7	0.9	1.6	1.0
Disposals:
- Single Transactions	(39.1)	(31.1)	(52.6)	(43.5)	(52.9)
- Bulk Sales	(0.1)	(1.5)	(2.0)	—	—
- Auctions	—	—	—	—	—

Ending Balance	$110.4	$123.4	$109.3	$113.0	$113.7

(b)  OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											4Q10 Change vs.
	4Q10		3Q10		2Q10		1Q10		4Q09		3Q10	4Q09

Total Regional Banking
Period-end loans ($ millions)	$11,040		$11,147		$10,902		$10,776		$11,221		(1)%	(2)%

30+ Delinq. % (a)	0.85%		1.03%		1.17%		1.31%		1.55%
NPL %	2.96		3.21		2.95		3.06		2.42
Charge-offs % (qtr. annualized)	1.26		1.46		1.40		2.19		1.94

Allowance / loans %	3.17%		3.43%		3.78%		3.91%		3.81%
Allowance / charge-offs	2.52	x	2.41	x	2.75	x	1.78	x	1.99	x

Key Portfolio Details

Commercial (C&I and Other)
Period-end loans ($ millions)	$6,750		$6,745		$6,406		$6,218		$6,475		*	4%

30+ Delinq. % (a)	0.40%		0.55%		1.11%		1.13%		1.05%
NPL %	2.36		2.70		2.10		2.17		1.51
Charge-offs % (qtr. annualized)	0.84		1.47		1.26		1.82		1.23

Allowance / loans %	2.80%		3.07%		3.57%		3.91%		3.53%
Allowance / charge-offs	3.40	x	2.20	x	2.95	x	2.17	x	2.95	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,271		$1,358		$1,434		$1,454		$1,522		(6)%	(16)%

30+ Delinq. % (a)	1.06%		2.00%		1.14%		1.96%		3.30%
NPL %	7.62		7.30		7.33		6.90		6.53
Charge-offs % (qtr. annualized)	2.30		1.63		1.64		2.57		3.16

Allowance / loans %	8.53%		8.76%		8.26%		7.97%		8.61%
Allowance / charge-offs	3.56	x	5.20	x	5.04	x	3.09	x	2.72	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$169		$193		$220		$259		$300		(12)%	(44)%

30+ Delinq. % (a)	4.98%		1.48%		1.47%		2.64%		5.42%
NPL %	34.98		37.02		35.49		35.04		22.97
Charge-offs % (qtr. annualized)	9.18		5.50		9.92		20.80		15.39

Allowance / loans %	13.15%		13.47%		15.40%		10.78%		8.44%
Allowance / charge-offs	1.29	x	2.27	x	1.41	x	0.48	x	0.50	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,555		$2,553		$2,537		$2,542		$2,594		*	(1)%

30+ Delinq. % (a)	1.58%		1.61%		1.28%		1.23%		1.28%
NPL %	0.46		0.21		0.13		0.13		0.18
Charge-offs % (qtr. annualized)	0.91		0.77		0.54		0.67		0.93

Allowance / loans %	0.87%		0.82%		0.83%		0.94%		1.19%
Allowance / charge-offs	0.96	x	1.08	x	1.54	x	1.39	x	1.28	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$295		$299		$305		$302		$331		(1)%	(11)%

30+ Delinq. % (a)	1.65%		1.97%		1.48%		1.60%		1.89%
NPL %	0.05		0.06		0.09		0.13		0.08
Charge-offs % (qtr. annualized)	4.16		3.42		3.56		3.53		4.42

Allowance / loans %	2.67%		3.15%		3.14%		3.47%		3.55%
Allowance / charge-offs	0.64	x	0.91	x	0.88	x	0.96	x	0.82	x

ASSET QUALITY: CORPORATE
Permanent Mortgage
Period-end loans ($ millions)	$168		N/A		N/A		N/A		N/A		N/A	N/A

30+ Delinq. % (a)	2.46%		N/A		N/A		N/A		N/A
NPL %	0.33		N/A		N/A		N/A		N/A
Charge-offs % (qtr. annualized)	N/A		N/A		N/A		N/A		N/A

Allowance / loans %	N/A		N/A		N/A		N/A		N/A
Allowance / charge-offs	N/A		N/A		N/A		N/A		N/A

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

N/A — Not applicable

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NON-STRATEGIC Quarterly, Unaudited

											4Q10 Change vs.
	4Q10		3Q10		2Q10		1Q10		4Q09		3Q10	4Q09

Total Non-Strategic Lending
Period-end loans ($ millions)	$5,575		$5,913		$6,252		$6,708		$6,903		(6)%	(19)%

30+ Delinq. % (a)	3.05%		3.27%		3.03%		3.64%		3.69%
NPL %	5.73		6.38		6.69		8.16		9.10
Charge-offs % (qtr. annualized)	4.54		4.71		5.91		7.15		7.22

Allowance / loans %	5.65%		5.71%		5.91%		6.31%		6.79%
Allowance / charge-offs	1.20	x	1.18	x	0.97	x	0.86	x	0.91	x

Key Portfolio Details

Commercial (C&I and Other) (b)
Period-end loans ($ millions)	$588		$592		$598		$638		$660		(1)%	(11)%

30+ Delinq. % (a)	—		2.14%		0.08%		0.03%		0.06%
NPL %	9.33		10.63		11.77		9.66		5.73
Charge-offs % (qtr. annualized)	0.30		—		0.15		0.08		1.03

Allowance / loans %	8.62%		8.91%		8.09%		7.92%		7.24%
Allowance / charge-offs	28.34	x	NM		53.49	x	106.43	x	7.27	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$136		$161		$176		$220		$253		(16)%	(46)%

30+ Delinq. % (a)	2.55%		2.31%		2.66%		10.76%		2.11%
NPL %	32.84		33.97		29.72		36.67		33.32
Charge-offs % (qtr. annualized)	15.73		4.61		13.16		15.38		22.13

Allowance / loans %	11.96%		15.31%		15.01%		12.96%		9.01%
Allowance / charge-offs	0.69	x	3.16	x	1.02	x	0.77	x	0.36	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$95		$131		$177		$269		$340		(27)%	(72)%

30+ Delinq. % (a)	—		0.13%		3.74%		5.09%		2.19%
NPL %	54.60		60.36		55.73		63.23		60.60
Charge-offs % (qtr. annualized)	2.53		4.47		26.50		21.54		27.42

Allowance / loans %	8.59%		9.80%		11.07%		8.63%		7.84%
Allowance / charge-offs	2.71	x	1.87	x	0.32	x	0.35	x	0.23	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$3,062		$3,235		$3,398		$3,542		$4,338		(5)%	(29)%

30+ Delinq. % (a)	2.90%		2.91%		2.87%		2.91%		2.92%
NPL %	0.68		0.65		0.52		0.42		0.30
Charge-offs % (qtr. annualized)	4.64		4.89		4.26		4.50		4.11

Allowance / loans %	4.18%		4.08%		4.17%		4.25%		4.24%
Allowance / charge-offs	0.88	x	0.81	x	0.96	x	0.92	x	1.01	x

Permanent Mortgage
Period-end loans ($ millions)	$894		$944		$993		$1,040		$1,059		(5)%	(16)%

30+ Delinq. % (a)	5.66%		5.50%		4.98%		6.33%		8.57%
NPL %	13.62		13.08		12.46		11.34		9.22
Charge-offs % (qtr. annualized)	3.85		5.84		6.00		10.71		4.77

Allowance / loans %	6.62%		6.21%		7.01%		8.00%		11.62%
Allowance / charge-offs	1.67	x	1.04	x	1.15	x	0.74	x	2.44	x

Other Consumer (c)
Period-end loans ($ millions)	$41		$52		$76		$129		$253		(21)%	(84)%

30+ Delinq. % (a)	2.19%		2.02%		1.50%		3.90%		9.58%
NPL %	46.75		58.04		70.47		78.20		74.96
Charge-offs % (qtr. annualized)	15.12		8.88		33.48		37.55		30.66

Allowance / loans %	13.13%		16.92%		18.24%		21.26%		25.50%
Allowance / charge-offs	0.79	x	1.58	x	0.43	x	0.38	x	0.67	x

Restricted Real Estate Loans (d)
Period-end loans ($ millions) (e)	$757		$797		$834		$870		N/A		(5)%	NM

30+ Delinq. % (a)	3.44%		3.73%		3.52%		3.72%		N/A
NPL %	0.82		0.67		0.23		0.19		N/A
Charge-offs % (qtr. annualized)	5.76		5.80		6.23		4.78		N/A

Allowance / loans %	6.26%		6.01%		6.01%		6.87%		N/A
Allowance / charge-offs	1.06	x	1.01	x	0.94	x	1.40	x	N/A

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

NM — Not meaningful

N/A — Not applicable

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	Select remaining OTC amounts: PE loans: $19.3mm; NPL: 100%; Allowance: $4.4mm; 4Q10 Net Charge-offs: $1.3mm.

(d)	Prior to 1Q10, certain amounts were included in Consumer Real Estate.

(e)	Includes $701.8 million of consumer real estate loans and $55.7 million of permanent mortgage loans.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $7.3 Billion (44% of Total Loans)
-	Primarily relationship customers in TN and regional middle market lending efforts

-	Diverse by industry, good granularity

-	Impacted by deterioration in overall economic conditions

-	Trust preferred loans and bank-related exposures most severely impacted in portfolio

% OS

General Corporate, Commercial, and Business Banking Loans	79.5%
Mortgage Warehouse Line Balances	11.1%
Trust Preferred Loans	6.3%
Bank Holding Company Lending	3.1%

Income CRE Portfolio: $1.4 Billion (8% of Total Loans)

-	Traditional commercial real estate construction and mini-permanent loans

-	90% managed by Regional Banking segment (approx)

-	Only 10% in non-strategic CRE business: wind-down portfolio (approx)

-	Poor economic conditions impacting vacancy levels, rate of stabilization, and rental rates

-	Lack of available financing combined with a weak economy impacting property valuations

-	Expect a prolonged period of portfolio underperformance versus historical expectations

Top 10 States

	% OS	% NPL

TN	49.4%	5.3%
NC	10.2%	11.4%
GA	6.8%	2.1%
FL	5.3%	39.2%
MS	4.0%	10.2%
WA	3.7%	19.0%
TX	3.6%	23.4%
WV	3.1%	—
SC	2.5%	3.4%
IN	2.0%	—

As of 12/31/10

Homebuilder Portfolio: $264 Million (2% of Total Loans)

-	Loans to residential builders and developers

-	Performance severely impacted by the housing market

-	Wind-down portfolio: In early 2008 ceased originations for national CRE lending; balances have decreased by 93% since March 2008

Top 10 States

	% OS	% NPL

TN	39.2%	23.2%
FL	10.0%	62.0%
NC	9.7%	56.1%
TX	7.5%	1.3%
CO	5.7%	99.0%
WA	4.6%	76.3%
AZ	3.6%	100.0%
MS	2.6%	55.2%
VA	2.2%	32.1%
IN	2.1%	95.6%

As of 12/31/10

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $6.3 Billion (38% of Total Loans)

-	Statistics include $701.8 million of restricted real estate loans
-	Geographically diverse

-	Top States (TN = 37%, CA = 14%, VA = 4%, WA = 4%)
-	Strong borrower quality
-	736 avg. portfolio origination FICO; 727 avg. portfolio FICO (refreshed)
-	Good collateral position
-	High LTV loans managed through whole loan insurance

-	31% first lien and 69% second lien

-	85% of uninsured portfolio <90 CLTV

-	15% of uninsured portfolio is HLTV, 66% of which (or 9.6%) have FICO >700

-	Good borrower capacity (37% avg. DTI)

-	Primarily retail-sourced (86% retail)

-	Mix of older vintage loans
-	45% originated prior to 2006

Top 10 States

	% OS	Del. %	C/O %

TN	37%	1.62%	0.89%
CA	14%	2.61%	4.40%
VA	4%	2.07%	3.22%
WA	4%	3.67%	4.58%
GA	3%	2.34%	4.00%
MD	3%	2.57%	5.53%
FL	3%	3.83%	9.84%
AZ	2%	4.25%	13.91%
PA	2%	2.30%	1.80%
NJ	2%	3.31%	3.91%

As of 12/31/10

Retail vs. Wholesale Originations

	% OS	Del. %	C/O %

Retail	86.39%	2.21%	2.90%
Wholesale	11.14%	4.13%	7.65%
Other	2.47%	2.73%	2.73%

As of 12/31/10

Portfolio Breakdown by LTV and FICO

	<=80%	80% - 90%	>90%

>=740	32.2%	15.0%	5.5%
720-739	6.8%	4.5%	2.0%
700-719	6.8%	4.1%	2.1%
660-699	7.5%	3.9%	3.2%
620-659	2.4%	1.3%	1.2%
<620	0.8%	0.3%	0.6%
*excludes whole loan insurance

As of 12/31/10

		Balance	Origination Characteristics					QTD	YTD
	Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %	NCO’s %

	pre-2002	5%	76%	718	15%	48%	35%	1.06%	1.54%
	2003	9%	75%	730	16%	33%	41%	0.97%	1.19%
	2004	13%	79%	727	28%	23%	27%	2.37%	3.58%
	2005	19%	80%	731	19%	18%	16%	5.24%	4.80%
	2006	16%	77%	735	6%	25%	18%	5.59%	5.14%
	2007	18%	79%	740	15%	27%	19%	4.44%	4.73%
	2008	8%	75%	749	8%	73%	53%	2.87%	2.39%
	2009	5%	72%	755	0%	88%	60%	0.55%	0.81%
	2010	7%	79%	752	0%	92%	73%	0.28%	0.07%

	Total	100%	78%	736	14%	37%	31%	3.31%	3.23%
*	Correspondent and Wholesale

Permanent Mortgage Portfolio: $1.1 Billion (7% of Total Loans)
-	Statistics include $55.7 million of restricted real estate loans
-	Portfolio performance varies by underlying pools

-	National portfolios winding-down

-	Geographically diverse

-	Balanced origination sources
-	47% retail; 53% wholesale
-	Documentation type
-	68% full doc; 29% stated; 3% other
-	Product type
-	66% jumbo; 16% Alt A; 18% other

Top 10 States

	% OS	Del. %

CA	24%	2.00%
TX	9%	5.09%
WA	7%	2.00%
VA	5%	3.46%
AZ	5%	10.59%
FL	4%	12.18%
OR	4%	5.29%
MD	4%	0.73%
UT	3%	2.85%
TN	3%	5.19%

As of 12/31/10

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading

Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.

Watch List Process

For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.

Classified and Non-Accruals

When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits. Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.

Impairment Assessment

Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value. For assets evaluated using a discounted cash flow methodology, loans are discounted using the applicable note rate, and typically reserves are maintained.

Home Equity Loans and Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write-down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.

ASC 810 Adjustment: Adjustment to reflect the initial application of Accounting Standards Update No. 2009-17, which includes the initial effects of consolidating previously off-balance sheet securitization trusts. The net impact of initial adoption was offset through a cumulative effect adjustment to undivided profits.

Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.

Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Reg E Opt-In: The 2010 requirement by Federal Reserve Board Regulation E that consumer customers of banks must elect, or opt-in, to continue to be eligible for fee-based overdraft protection services regarding debit card and ATM transactions. Consumer customers who do not opt-in cannot be charged fees for such services and will not receive such services.

Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.

Troubled Debt Restructuring (TDR): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / Loans: Ratio is allowance for loan losses to total period end loans.

Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Thousands)	4Q10	3Q10	2Q10	1Q10	4Q09

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,678,005	$3,306,888	$3,287,233	$3,270,942	$3,302,468
Less: Preferred stock capital surplus — CPP	—	810,974	806,856	802,760	798,685
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165

(B) Total common equity	2,382,840	2,200,749	2,185,212	2,173,017	2,208,618
Less: Intangible assets (GAAP) (b)	195,061	196,443	197,825	199,207	203,783

(C) Tangible common equity (Non-GAAP)	2,187,779	2,004,306	1,987,387	1,973,810	2,004,835
Less: Unrealized gains on AFS securities, net of tax	45,366	61,836	68,189	63,271	64,925

(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,142,413	$1,942,470	$1,919,198	$1,910,539	$1,939,910

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$24,698,952	$25,384,181	$26,254,226	$25,923,576	$26,068,678
Less: Intangible assets (GAAP) (b)	195,061	196,443	197,825	199,207	203,783

(F) Tangible assets (Non-GAAP)	$24,503,891	$25,187,738	$26,056,401	$25,724,369	$25,864,895

Period-end Shares Outstanding
(G) Period-end shares outstanding	263,366	237,061	236,840	236,585	236,098

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,815,751	$3,526,115	$3,499,759	$3,484,847	$3,507,782
Less: Preferred stock capital surplus — CPP	—	810,974	806,856	802,760	798,685
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	200,000	300,000	300,000	300,000	300,000

(I) Tier 1 common (Non-GAAP)	$2,320,935	$2,120,325	$2,098,087	$2,087,271	$2,114,281

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$20,168,728	$20,332,364	$20,837,537	$21,022,369	$21,400,408

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	8.93%	7.96%	7.63%	7.67%	7.75%
(A)/(E) Total equity to total assets (GAAP)	10.84%	13.03%	12.52%	12.62%	12.67%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.31	$8.45	$8.39	$8.34	$8.49
(B)/(G) Book value per common share (GAAP)	$9.05	$9.28	$9.23	$9.18	$9.35
(I)/(J) Tier 1 common ratio (Non-GAAP)	11.51%	10.43%	10.07%	9.93%	9.88%
(H)/(E) Tier 1 capital to total assets (GAAP)	11.40%	13.89%	13.33%	13.44%	13.46%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	10.62%	9.55%	9.21%	9.09%	9.06%

Net interest income adjusted for impact of FTE (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$145,280	$143,026	$138,165	$133,846	$140,856
Fully taxable equivalent (“FTE”) adjustment	924	664	425	321	260

Net interest income adjusted for impact of FTE (Non-GAAP)	$146,204	$143,690	$138,590	$134,167	$141,116

Capital Markets
Net interest income (GAAP)	$5,816	$8,535	$4,779	$2,322	$3,333
Fully taxable equivalent (“FTE”) adjustment	71	66	66	79	83

Net interest income adjusted for impact of FTE (Non-GAAP)	$5,887	$8,601	$4,845	$2,401	$3,416

Corporate
Net interest income (GAAP)	$(2,077)	$(2,855)	$1,104	$5,549	$7,231
Fully taxable equivalent (“FTE”) adjustment	53	59	35	36	51

Net interest income adjusted for impact of FTE (Non-GAAP)	$(2,024)	$(2,796)	$1,139	$5,585	$7,282

Non-Strategic
Net interest income (GAAP)	$33,217	$37,437	$38,016	$38,678	$38,474
Fully taxable equivalent (“FTE”) adjustment	—	—	—	—	—

Net interest income adjusted for impact of FTE (Non-GAAP)	$33,217	$37,437	$38,016	$38,678	$38,474

Total Consolidated
Net interest income (GAAP)	$182,236	$186,143	$182,064	$180,395	$189,894
Fully taxable equivalent (“FTE”) adjustment	1,048	789	526	436	394

Net interest income adjusted for impact of FTE (Non-GAAP)	$183,284	$186,932	$182,590	$180,831	$190,288

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet. In 4Q10 FHN announced the redemption of $100 million of capital securities.

1 First Horizon National Corporation Fourth Quarter 2010 Earnings January 21, 2011

2 Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe","expect","anticipate","intend","estimate", "should","is likely","will","going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

3 Strategic Accomplishments in 2010 Solid Regional Banking Franchise Strong Capital Markets Business Strengthened Balance Sheet Strong Capital Position1 Ability to Execute Proactive on Asset Quality Refocusing on Core Businesses All data is 4Q10 compared to 4Q09 unless otherwise noted. 1Tier 1, Tier 1 Common, TCE+Reserves/Risk Weighted Assets: current quarter is estimate; Tier 1 Common, TCE, & TA, TCE+Reserves/Risk Weighted Assets are non-GAAP numbers, and a reconciliation is provided in the appendix. 2Spread is loan yield minus deposit cost. Annual pre-tax income of $135mm, up from 2009's loss of $94mm Regional Banking average core deposits up 12% Regional Banking average loans down 1% New consumer loan production up 5% Increased spreads by 29bps2 Grew net new checking accounts by 2% Made investments to upgrade systems and technology Streamlined and improved processes Fixed income average daily revenue of $1.6mm in 2010, down from $2.4mm in 2009 as market conditions continue to normalize Consolidated average core deposits up 9% Non-Strategic average loans decreased 19% or $1.4B Consolidated average loans down 8% or $1.5B PE loan to core deposit ratio of 109%, down from 122% PE assets at $24.7B, down 5% Completed common stock offering of 26mm shares for net proceeds of $263mm Repurchased $867mm of TARP preferred shares Tier 1 ratio at 14.0% Tier 1 Common improved to 11.5% TCE + Reserves rose to 14.1% TCE/TA up to 8.9% Full year 2010 provision expense decreased 69% Full year 2010 NCOs dropped 37% NPAs down 20% Loan loss reserve decrease of $232mm

4 Financial Results

5 4Q10 Financial Highlights Significant Items ($ Millions) Change from 3Q10 to 4Q10 Comments TARP Repayment $(53.3) Amortization of the remaining discount related to the TARP preferred shares as a result of repayment in 4Q10 Decrease in Net Hedging Results $(24.8) Declined 78% from 3Q10, from $32mm to $7mm Sale of Visa Shares $14.8 Gain on sale of a portion of Visa stock in 4Q10 Reduction of Visa Contingent Liability $8.0 Reversal of a portion of the contingent liability for certain Visa legal matters Restructuring, Repositioning and Efficiency Initiatives $(4.3) $(5.4)mm in 4Q10 vs. $(1.1)mm of charges in 3Q10; 4Q10 includes $3.1 million associated with approved branch closures and $2.3 million of severance costs Net Loss available to common shareholders of $49mm, EPS of $(0.20) $(63)mm impact of TARP-related charges $53mm remaining accretion; $10mm of CPP dividends Net Income from continuing operations of $17mm Core Businesses1 pre-tax income of $89mm Consolidated pre-tax income of $13mm Loan loss provision decreased for seventh consecutive quarter Net charge-offs down for sixth consecutive quarter; NPAs down 9% linked quarter Mortgage repurchase and foreclosure provision expense decreased to $44mm Rescission and severity rates remain steady No private securitization requests and no new securitization litigation Capital ratios remain strong after TARP repayment and successful common equity offering Tier 1 Common increased to 11.5% and TCE/TA to 8.9%2 1Core businesses include Regional Banking, Capital Markets, and Corporate segment. 2Tier 1 Common: current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.

6 Consolidated Financial Results Earnings per share of $(0.20) after discontinued operations and TARP dividend Net income available to common of $(49)mm $(63)mm impact of TARP CPP preferred $53.3mm remaining accretion related to CPP $9.9mm of dividend Provision at $45mm $55mm reserve decrease Seventh consecutive quarter of lower provision expense and sixth of reserve decrease Net charge-offs of $100mm, down 10% linked quarter and down 45% from 4Q09 Non-Interest Income at $211mm in 4Q10 Revenues in Regional Bank up 1% from 3Q10 Capital Markets' fixed income average daily revenues of $1.4mm in 4Q10, down from 3Q10's $1.7mm Fourth quarter's ADR was indicative of ongoing normalizing market conditions, which we currently expect to continue in 2011 Net hedging results declined 78% to $7mm Consolidated expenses at $335mm in 4Q10 Core business expenses declined 2% Non-Strategic expenses decreased 9% $44mm of mortgage repurchase reserve expense vs. $49mm in 3Q10 Period-end shares increased to 263mm2 Prior quarters restated to reflect stock dividend Common stock raise of 26.3mm shares Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 12/31/10.

7 Regional Banking Capital Markets Corporate Non-Strategic Fourth Quarter 2010 Segment Highlights 4Q10 Drivers / Impacts Repurchase provision of $44mm in 4Q10 vs. $49mm in 3Q10 $222 $(160) 4Q10 Revenue 4Q10 Expense $100 $(77) $24 $(19) $47 $(79) Core Business (subtotal) Total $346 $(256) $393 $(335) 3Q10 Pre-Tax Earnings ($mm) 4Q10 Average fixed income daily revenue of $1.4mm in 4Q10 vs. $1.7mm in 3Q10 Net hedging results of $7mm in 4Q10 vs. $32mm 3Q10 Provision in 4Q10 of $2.0mm vs. $10.3mm in 3Q10. 3Q10 also included a $2.7mm gain from a loan sale $49 $43 $(14) $77 $(41) $37 Pre-tax earnings, Revenue, and Expense are in millions. Numbers may not add to total due to rounding. Linked Quarter Change $mm / Percent $2 / 1% $(22) / (18)% $19 / 376% $(39) / (46)% $(2) / 0% $(41) / (9)% $(2) / (1)% $(3) / (3)% $(0) / 0% $(5) / (2)% $(8) / (9)% $(13)/ (4)% 4Q10 includes $14.8mm gain from sale of Visa shares 4Q10 includes $8mm benefit related to Visa litigation. Restructuring costs of $5.4mm in 4Q10 vs. $1.1mm in 3Q10 $60 $24 $5 $89 $(75) $13 4Q10 expenses decreased from lower variable compensation, somewhat offset by higher legal & professional fees

8 8 Mortgage Repurchase-Related Expenses Driving Elevated Environmental Costs Pre-2006 2006 2007 2008 2009 % of repurchase requests 0.11 0.18 0.47 0.23 0 % of FHN originations by vintage 0.34 0.26 0.25 0.15 0 Numbers may not add due to rounding. 1Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review. Excludes MI cancellation notices that have been reviewed and the MI coverage has been lost. For purposes of estimating loss, MI cancellation notices where coverage has been lost are contemplated. 2Requests reflect pipeline as of 12/31/10. Repurchase Requests by Vintage2 Mortgage Repurchase Reserve Pipeline of Repurchase Requests1 4Q09 1Q10 2Q10 3Q10 4Q10 Pipeline 256 304 411 469 534 New Requests 125 117 206 209 263 Resolved 86 69 74 146 196 $600mm Pipeline of investor requests at $534mm for 4Q102 $312mm of GSE-related claims $138mm of mortgage insurer-related claims $27mm of private whole loan-related claims $57mm of other non-repurchase requests Currently, no repurchase requests from private securitizations, no additional lawsuits other than those reported in 3Q10 Rescission rate was higher in December, but remained within the 40-50% range; Severity was stable at 50-60% Majority of requests are still from the 2007 vintage, but are starting to shift towards the 2008 originations Sold mortgage origination platform in August 2008 2007 vintage requests composed 59% of the pipeline in 4Q09, compared to 47% in 4Q10 2008 vintage requests composed 15% of the pipeline in 4Q09, compared to 23% in 4Q10

9 Strong Balance Sheet and Net Interest Margin Trends Period end total assets at $24.7B in 4Q10 Period end C&I loans flat from 3Q10 Period end Non-Strategic loans decreased $338mm or 6% from 3Q10 Consolidated average core deposits up 1% linked quarter to $14.8B Consolidated NIM down 5bps linked quarter to 3.18% Excess balances at Fed negatively affected NIM Lower yields in securities portfolio Adverse impact of non-accruals lessening Core businesses NIM1 at 3.56% 4Q09 1Q10 2Q10 3Q10 4Q10 Loss of Yield and Int Reversals 13 14 12 10 8 4Q09 1Q10 2Q10 3Q10 4Q10 RB Avg Core Dep 11.3 12.2 12.5 12.4 12.6 Yields and Rates Adverse Impact of Non-Accruals Net Interest Margin by Segment1 Regional Banking Average Core Deposits 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation in the appendix. 2Spread is loan yield minus deposit cost. 4Q09 1Q10 2Q10 3Q10 4Q10 Loan Yield 0.0395 0.0397 0.0407 0.0415 0.0416 Deposit Cost 0.0092 0.0085 0.008 0.0074 0.007 Spread2 (right axis) 303 312 327 341 346 $14B $12.5 $12.4 $12.6 $11.3 $12.2 25bps

10 FHN Pre-Tax Income $400mm Regional Banking Capital Markets Corporate Core Businesses1 Non- Strategic Consolidated Solid Pre-Tax Income in Core Business Segments Core businesses' pre-tax income grew 76% from 2009 to 2010 Counter-cyclicality of regional banking and capital markets demonstrated as capital markets' fixed income revenues normalize in 2010, regional banking shows improvement The non-strategic segment produced significantly less of a drag in 2010 from improved credit quality despite materially higher mortgage repurchase provision 1Core businesses include Regional Banking, Capital Markets, and Corporate segment.

11 Asset Quality

12 4Q09 1Q10 2Q10 3Q10 4Q10 Net Charge-Offs 182.9 182.4 132.8 111 100 Reserve Increase/ Decrease -47.9 -52.9 -63 -61 -55 Reserve % of Loans (right axis) 0.0495 0.0483 0.0455 0.0422 0.0396 $225mm Asset Quality Overview1 Peer Median FHN Consolidated FHN Regional Bank FHN Non-Strategic Reserves 0.026 0.0396 0.0317 0.0565 Reserves and Net Charge-Offs Reserves vs. Peers2 1Asset quality ratios as of 12/31/10. 2Peer Median includes Top 50 banks by asset size as of 3Q10. Numbers may not add due to rounding. 4Q10 net charge-offs declined $11mm from 3Q10 to $100mm or 2.38% (annualized) of average loans1 Regional Bank net charge-offs down $5mm or 12% linked quarter, down $19mm or 36% year over year Non-Strategic net charge-offs declined $6mm or 9% linked quarter, down $64mm or 49% year over year Reserves for loan losses decreased $55mm linked quarter to $665mm or 3.96% of period end loans1 Reserve decrease due to lower loan balances from run-off, paydowns and charge-offs Net charge-offs down 45% year over year Provision expense down 67% since 4Q09 $133 $111 $100 $183 $182 3.17% 3.96% 2.60% 5.65%

13 Non-Performing Assets NPAs down $83mm or 9% linked quarter, down $215mm or 20% year over year Improvement driven by lower inflow and increase in resolutions and payments Lower NPL inflows in 4Q10 reflect continued portfolio stability NPL levels down 9% vs. 3Q10, down 23% since 4Q09 ORE balances declined from lower additions and continued disposition activity Non-Performing Assets ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from government insured loans. 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 NPLs 1054.4 1133.108 1126.958 1119.719 937.684 929 791 796 726 ORE 103.6 119 106.1 100.8 113.7 113 109.3 123 110 (1)% (14)% (9)% 8% (2)% (1)% (14)% $1.4B 2%

14 Asset Quality: Portfolio Highlights C&I portfolio showing improved trends with fewer downgrades and more upgrades Income CRE headwinds seem to be somewhat moderating from less downgrade activity Home equity trends remain relatively stable 4Q09 1Q10 2Q10 3Q10 4Q10 30+ Delq. 0.0313 0.0311 0.0131 0.0204 0.012 Net Charge-Offs (ann.) 0.0613 0.0437 0.0304 0.0196 0.0366 NPLs/Total Loans 0.1035 0.1081 0.0978 0.1013 0.1006 Income CRE Performance 4Q09 1Q10 2Q10 3Q10 4Q10 30+ Delq. 0.0096 0.0102 0.0102 0.0068 0.0036 NPLs/Total Loans 0.019 0.0286 0.0293 0.0334 0.0292 Net Charge-Offs (Ann.) 0.0121 0.0167 0.0116 0.0134 0.0079 C&I Performance 4Q09 1Q10 2Q10 3Q10 4Q10 30+ Delq. 0.0231 0.0221 0.0219 0.0233 0.023 Net Charge-Offs (ann.) 0.0293 0.0291 0.0269 0.0311 0.0297 NPLs/Total Loans 0.0026 0.003 0.0035 0.0046 0.0058 Home Equity Performance Commentary

15 2011 Outlook (assuming stable/improving economy): C&I continues to stabilize, but with continued quarter to quarter fluctuations Income CRE remains stressed from valuation risk from renewals Home Equity remains stable but highly dependent upon the economy and unemployment Residential CRE and Perm mortgage continue to wind down and should have less of an impact to overall credit metrics Credit Expectations and Risks Summary Numbers may not add due to rounding. 1Other includes OTC, Credit Card, Other, and Restricted Real Estate Loans. 22011 net charge-off expectations are relative to full year 2010 net charge-offs. 3At 12/31 of each respective year. 4Changed expectation from 8k filing on 12/13/2010 Represents a changed or new expectation4

16 Summary Strategic Actions in 2010: Credit quality improved Core Businesses' performance remains solid: Regional Banking benefited from lower provision and strong net interest margin Capital Markets remained a strong contributor to fee income Continued wind-down of Non-Strategic loan portfolio Repurchased $867mm of TARP preferred shares Key Priorities for 2011: Continued credit quality improvement Using our competitive advantage to grow our Core Businesses Ongoing focus on productivity and efficiency Deploying excess capital internally and externally

17 Appendix

18 Segment Structure Reflects Strategic Focus FIRST HORIZON NATIONAL CORPORATION Capital Markets Regional Banking Commercial Business Banking PC/Wealth Management Corporate Banking CRE Retail (TN Origination) Correspondent Banking Fixed Income Other Products Corporate Corporate Functions Investment Portfolio Risk Management Non-Strategic National Consumer Lending Mortgage Servicing National Construction Lending Exited Businesses TRUPs Loans

19 Bonefish Long Term Targets

Liquidity and Capital Remain Strong

4Q10 Capital & Liquidity Actions

- Completed common stock offering of 26mm shares for net proceeds of $263mm
- Repurchased $867mm of TARP preferred shares
- Completed $500mm senior debt offering
  - Fixed rate note of 5.375% swapped to floating
- Announced redemption of $100mm of TRUPs at 8.07% rate

Tier 1 Common Ratio[1]



12%
10%
8%
6%
4%
2%
0%
10.1%
10.4%
11.5%
9.4%
2Q10
3Q10
4Q10
3Q10 Peer Median

Wholesale Funding[2] — P/E Balances ($B)

	4Q09	3Q10	4Q10
Fed Funds Purchased	$1.7	$1.7	$1.4
Street CD's Long Term	0.0	0.0	-
Bank Notes	0.7	0.5	0.5
Senior Debt	-	-	0.5
Insured Network Deposits	1.5	1.5	1.6
CDARs	0.1	-	-
Borrowing from FRB (TAF)	0.4	-	-
Borrowing From FHLB	0.2	-	-
Other	0.1	0.2	0.1
	$4.7	**$3.9**	**$4.2**

Capital Ratios[1]

	2Q10	3Q10	4Q10	3Q10 Peer Median
Total Capital	21.3%	22.0%	18.6%	15.5%
Tier 1 Capital	16.8%	17.3%	14.0%	12.9%
TCE/TA	7.6%	8.0%	8.9%	7.3%
TCE/RWA	9.5%	9.9%	10.8%	9.7%

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.
[1]Peer median includes Top 50 banks at 3Q10. TCE/RWA is not adjusted for unrealized gains on AFS securities and is a non-GAAP number, and a reconciliation is provided at the end of the appendix. Tier 1 Common is a non-GAAP number, and a reconciliation is provided at the end of the appendix.
[2]Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $3.5B.

20

21 Credit Quality Summary by Portfolio As of 12/31/10; numbers may not add to total due to rounding.

22 Income CRE Portfolio: Stress Likely to Remain in 2011 Construction Land Mini-Perm/Non-Construction Property Type 0.14 0.11 0.76 Construction 14% Land 11% Mini-Perm/ Construction 76% 4Q09 1Q10 2Q10 3Q10 4Q10 30+ Delq. 0.0313 0.0311 0.0131 0.0204 0.012 Net Charge-Offs (ann.) 0.0613 0.0437 0.0304 0.0196 0.0366 NPLs/Total Loans 0.1035 0.1081 0.0978 0.1013 0.1006 Retail Multi-Family Office Industrial Land Other Hospitality Income CRE by balances 0.24 0.17 0.15 0.13 0.11 0.11 0.09 Other 11% Land 11% Industrial 13% Hospitality 9% Retail 24% Multi-Family 17% Office 15% Performance Collateral Type1 Loan Type1 Numbers may not add to total due to rounding. 1As of 12/31/10; NPLs as a percentage of each portfolio. 2"Other" includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. Balances of $1.4B at 12/31/10 90% managed in Regional Banking with relationship- oriented customers Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs up $6mm linked quarter to $13mm Reserves of 8.9% at 12/31/10 Likely to remain at stressed performance levels in 2011 with some moderation

23 4Q09 1Q10 2Q10 3Q10 4Q10 30+ Delq. 0.0096 0.0102 0.0102 0.0068 0.0036 NPLs/Total Loans 0.019 0.0286 0.0293 0.0334 0.0292 Net Charge-Offs (Ann.) 0.0121 0.0167 0.0116 0.0134 0.0079 C&I Portfolio: Core Stable; TRUPS, Bank-Related Loans Stressed All Other C&I TRUPs Bank-Related Correspondent Banking Property Type 0.76 0.06 0.03 0.15 All Other C&I 76% TRUPs 6% Consolidated C&I Portfolio C&I Loan Composition Bank Related Loans 3% Other Correspondent Banking1 15% NPLs/Total Loans of 2.01% without TRUPs and Bank Related loans $7.3B portfolio, diversified by industry, managed in Regional Bank Net charge-offs down $9mm linked quarter C&I consolidated reserves of 3.26% at 12/31/10 Numbers may not add due to rounding. 1Includes mortgage warehouse lending lines from correspondent banking.

24 C&I Portfolio: TRUPS & Bank-Related Loans 4Q10 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $695 $6,643 $7,338 Reserves ($mm) $1151 $160 $239 Reserve Coverage 16.54%1 2.41% 3.26% NPL % 11.54% 2.01% 2.92% NCO %2 NM 0.90% 0.79% TRUPS and Bank-Related Loan Coverage 1Reserve coverage includes $35.6mm of LOCOM on TRUPs. 2NCO% is QTD Annualized. Numbers may not add to total due to rounding. $695mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $140mm loans to bank holding companies $90mm other loans secured by bank stock Average TRUP size: $9mm Significant focus is directed at this portfolio TRUPs and bank holding company loans are re-graded quarterly Seven TRUPs on deferral at 12/31/10

25 Consumer Real Estate Portfolio 4Q09 1Q10 2Q10 3Q10 4Q10 Regional Banking 6 4 3 5 6 Non-Strategic 46 41 37 41 37 Restricted 0 10 10 11 11 30+ Delinquency: Non-Strategic vs. Regional1 Net Charge-Offs Vintage Mix Non-Strategic Portfolio Run-Off3 1Source: McDash industry data as of October 2010. McDash underwent a change in methodology in July 2010 vs. prior quarters' data.FHN data excludes FHB. 2Addition of restricted consumer real estate loan balances to B/S disproportionately increased delinquency beginning January 2010. 3Channeling changed beginning March 2010 to be consistent with Accounting Segments. All charts and graphs include $701.8mm of restricted real estate loans. 4Q09 1Q10 2Q10 3Q10 4Q10 Period End Balance 4338 3542 3398 3235 3062 Historical on B/S Securitizations 655 638 617 591 564 New Restricted 0 162 153 145 138 Constant Pre-Payment Rate 0.14 0.1592 0.1592 0.17 0.19 $6.0B 30 Day Del. 1/1/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec Jan-102 Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 0.0137 0.0132 0.0124 0.0124 0.0134 0.0128 0.0145 0.0152 0.0159 0.0171 0.0154 0.0156 National Specialty 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 0.0318 0.032 0.03 0.0302 0.0305 0.0303 0.0311 0.0306 0.0312 0.0321 0.0313 0.0305 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Industry1 = 6.55% $60mm $53 $52 $56 $51 $57

26 TN 0.34 CA 0.15 GA 0.03 FL 0.03 Other 0.48 Home Equity - Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Core Banking Customers TN 37% Other 42% CA 14% FL 3% 3% GA Numbers/Percentages may not add due to rounding. All charts and graphs include $701.8mm of restricted consumer real estate loans. Retail Wholesale Channel Mix 0.0229 0.0385 >=740 720-739 700-719 660-699 <660 FICO Score (Origination) 0.0123 0.0244 0.0315 0.042 0.0567 51% % of portfolio 13% 13% 15% 8% 86% 14% 1st Lien 2nd Lien Lien Position 0.0187 0.0269 % of portfolio 31% 69% % of portfolio FICO Score-Origination Channel Lien Position

27 Non-Strategic Portfolios: Perm Mortgage & Res CRE 1Perm Mortgage reflects consolidated asset quality trends. $13.5mm of losses related to an acceleration of net charge-off recognition in 1Q10. Permanent Mortgage Non-Strategic Res CRE Permanent Mortgage portfolio Net charge-offs down $5mm linked quarter Balances down 5% from portfolio shrinkage Fewer remaining OTC balances will modify into Permanent Mortgage Non-Strategic Res CRE balances down 27% from 3Q10 to $95mm Decreasing NPL balances, down 34% over last quarter Net charge-offs decreased by $1mm from 3Q10 Reserves of 8.59% at 4Q10 4Q09 1Q101 2Q10 3Q10 4Q10 Perm Mortgage Balances 1059 1040 993 944 894 30+Del. 0.0857 0.0633 0.0498 0.055 0.0566 Net Charge-Offs Ann. 0.0477 0.1071 0.06 0.0584 0.0385 $1.2B 4Q07 4Q09 1Q10 2Q10 3Q10 4Q10 Res CRE Balances 1.432 0.34 0.269 0.177 0.131 0.095 NPLs as % of portfolio 0.078 0.606 0.6323 0.5573 0.6036 0.546 30+day Del. 0.0428 0.0219 0.0509 0.0374 0.0013 0 $1.6B

28 Private Label Repurchase Risk Different than GSE Risk Resolution Representation General reps and warranties are not as comprehensive as GSE reps and warranties No specific representation and warranty on fraud in the origination Access Voting Rights Difficult for investors to access loan files Significant up front cost with unknown returns; must indemnify trustee Generally requires a coordinated investor effort (25% of the "voting rights") to compel trustees to investigate and pursue repurchase claims Investor interests are not necessarily aligned Longer resolution process Longer timeline may decrease probability of successful claims

29 2004 2005 2006 2007 Alt-A Original Balance (~$20B) 2678581648 8966568925 6060323599 2252825121 Alt-A Remaining Balance (~$8B) 727153810 3668497895 2630812905 1216105642 Mortgage Repurchases: Origination and Loan Characteristics 2005 2006 2007 2008 FNMA ("Fannie") 14.1 11.4 12 2 FHLMC ("Freddie") 1 2.4 6 8.5 GNMA("Ginnie") 1.5 1.5 2.7 6.2 Pre-2004 2004 2005 2006 2007 Jumbo Original Balance (~$21B) 7622757579 3751720819 3962734538 2513216095 2952382844 Jumbo Remaining Balance (~$6B) 881114944 880227347 1823761498 1098068310 1645387503 ~$70B of originations from 2005 to 2008 Received ~$800mm1 of GSE-related repurchase requests to date, or 1% of originations Represent 92% of all active repurchase/make whole requests in pipeline at 12/31/102 Private Securitizations ~$41B of originations from 2000 to 2007 120 first lien securitization deals, 64 Jumbo and 56 Alt-A with an average size of ~$340mm 8 securitizations of jumbo loans called in 4Q103 112 remaining securitizations, reflected in current UPB Currently, no repurchase requests related to private securitizations; along with other originators, we are named in three lawsuits by securities purchasers Outstanding UPB of ~$15B 57% Alt-A 43% Jumbo Loans Whole Loan Sales/ Non-GSE Represent 8% of all active repurchase/make whole requests in 4Q10 pipeline GSE Originations GSEs Private Securitizations/Whole Loan Sales/Non-GSE $25B 1Requests include MI cancellation notices. 2GSEs account for 92 percent of all actual repurchase/make-whole requests in the pipeline as of 12/31/10 and 85 percent of the active pipeline, inclusive of PMI cancellation notices and all other claims. 3Aggregate original UPB of $3.4B Upon recognition by FHN called loans are no longer subject to repurchase risk. FHASI (Jumbo) and FHAMS (Alt-A) $10B $10B

30 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.

31 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding.